                                                                    EXHIBIT 10.1
                                                               Execution Version

LOAN AGREEMENT [ENGINES]

                          DATED AS OF SEPTEMBER 3, 2004

                                      AMONG

                          AMERICA WEST AIRLINES, INC.,

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                             AS ADMINISTRATIVE AGENT

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                          AS ORIGINAL SERIES A LENDER,

                      GENERAL ELECTRIC CAPITAL CORPORATION

                           AS ORIGINAL SERIES B LENDER

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION
                               AS SECURITY TRUSTEE

                                       AND

                                   THE LENDERS
                         FROM TIME TO TIME PARTY HERETO

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                                TABLE OF CONTENTS

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
                                                                                                            PAGE
ARTICLE I  THE LOAN ......................................................................................    1

     Section 1.1.  The Loan...............................................................................    1
     Section 1.2.  Making the Loan........................................................................    3
     Section 1.3.  Fees...................................................................................    4
     Section 1.4.  Commitment Termination.................................................................    4
     Section 1.5.  [Intentionally omitted.]...............................................................    4
     Section 1.6.  Substitute Lenders.....................................................................    5
     Section 1.7.  Special Provisions Governing the Loan..................................................    5
     Section 1.8.  Payments and Computations..............................................................    7
     Section 1.9.  Sharing of Payments, Etc...............................................................    8
     Section 1.10.  Obligation of Lenders to Mitigate.....................................................    8
     Section 1.11.  Replacement Notes.....................................................................    9

ARTICLE II  INTEREST .....................................................................................    9

     Section 2.1.  Rate of Interest.......................................................................    9
     Section 2.2.  Interest Periods.......................................................................    9
                (a)  Interest Periods.....................................................................    9
                (b)  Expiration of Interest Periods.......................................................    9
     Section 2.3.  Interest Payments......................................................................    9
     Section 2.4.  Default Rate...........................................................................    9
     Section 2.5.  Computation of Interest................................................................   10
     Section 2.6.  Maximum Rate...........................................................................   10

ARTICLE III  REPRESENTATIONS AND WARRANTIES...............................................................   10

     Section 3.1.  Representations and Warranties.........................................................   10
                (a)  Organization; Powers.................................................................   10
                (b)  Authorization; Enforceability........................................................   10
                (c)  No Violation.........................................................................   11
                (d)  Governmental Approvals...............................................................   11
                (e)  Litigation...........................................................................   11
                (f)  Financial Condition..................................................................   11
                (g)  No Default...........................................................................   12
                (h)  Investment and Holding Company Status................................................   12
                (i)  Use of Proceeds......................................................................   12
                (j)  Licenses, Permits, etc...............................................................   12
                (k)  Compliance with Laws.................................................................   12
                (l)  Tax Returns..........................................................................   12
                (m)  Information..........................................................................   12
     Section 3.2.  The Engines............................................................................   13
                (a)  Good Title...........................................................................   13
                (b)  Filings..............................................................................   13
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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
                (c)    No Event of Loss..................................................................    13
                (d)    Section 1110......................................................................    13
                (e)    Conditions........................................................................    13
     Section 3.3.  Representations and Warranties of the Security Trustee................................    13
                (a)    Powers and Authorizations.........................................................    13
                (b)    Litigation........................................................................    14
                (c)    No Legal Bar......................................................................    14
     Section 3.4.  Representations and Warranties of the Lenders.........................................    14
                (a)    Accredited Investor...............................................................    14
                (b)    Investment Intent.................................................................    14
                (c)    ERISA.............................................................................    14
                (d)    No Offering.......................................................................    14

ARTICLE IV  COVENANTS ...................................................................................    15

     Section 4.1.      Covenants of the Borrower.........................................................    15
                (a)    Financial Statements and Other Information........................................    15
                (b)    Existence; Conduct of Business....................................................    16
                (c)    Mergers and Consolidations........................................................    17
                (d)    Delivery of Post-Recording FAA Opinion............................................    18
                (e)    Engine Reports....................................................................    18
                (f)    Compliance with Mortgage..........................................................    18

ARTICLE V  INCREASED COSTS; GENERAL INDEMNITY............................................................    18

     Section 5.1.  Increased Costs.......................................................................    18
     Section 5.2.  Capital Adequacy......................................................................    19
     Section 5.3.  Withholding of Taxes..................................................................    20
                (a)  Payments to Be Free and Clear.......................................................    20
                (b)  Grossing-up of Payments.............................................................    20
                (c)  Evidence of Exemption from U.S. Withholding Tax.....................................    21
     Section 5.4.      (a)  Other Taxes..................................................................    24
                       (b)  Contest of Tax Claims........................................................    24
                       (c)  Non-Parties..................................................................    25
     Section 5.5.  Indemnity.............................................................................    25

ARTICLE VI  CONDITIONS PRECEDENT.........................................................................    27

     Section 6.1.  General Conditions....................................................................    27
     Section 6.2.  Additional Conditions.................................................................    28

ARTICLE VII  EVENTS OF DEFAULT...........................................................................    31

     Section 7.1.  Events of Default.....................................................................    31
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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
ARTICLE VIII  THE TRANSACTION AGENTS.....................................................................   33

     Section 8.1.  Appointment and Authorization.........................................................   33
     Section 8.2.  Delegation of Duties..................................................................   33
     Section 8.3.  Exculpatory Provisions................................................................   33
     Section 8.4.  Reliance by Transaction Agents........................................................   34
     Section 8.5.  Notice of Events of Default...........................................................   34
     Section 8.6.      Non-Reliance on Transaction Agents and Other Lenders; Lender
                       Representations...................................................................   34
     Section 8.7.  Transaction Agents and Affiliates.....................................................   34
     Section 8.8.  Indemnification.......................................................................   35
     Section 8.9.  Successor Transaction Agents..........................................................   35
     Section 8.10.  Qualifications of Successor Security Trustee.........................................   35

ARTICLE IX  MISCELLANEOUS................................................................................   35

     Section 9.1.  Amendments............................................................................   35
     Section 9.2.  Notices...............................................................................   36
     Section 9.3.  Costs and Expenses....................................................................   36
     Section 9.4.  Certain Agreements....................................................................   36
     Section 9.5.  Entire Agreement......................................................................   36
     Section 9.6.  Cumulative Rights and Severability....................................................   37
     Section 9.7.  Waivers...............................................................................   37
     Section 9.8.  Successors and Assigns; Participations; Assignments...................................   37
                (a)  Successors and Assigns..............................................................   37
                (b)  Participations......................................................................   37
                (c)  Assignments.........................................................................   37
                (d)  Register............................................................................   38
     Section 9.9.  Confidentiality.......................................................................   38
     Section 9.10.  Counterparts.........................................................................   39
     Section 9.11.  Governing Law; Submission to Jurisdiction; Venue.....................................   39
     Section 9.12.  Waiver of Trial by Jury..............................................................   40
     Section 9.13.  Effective Date.......................................................................   40

Schedule 1        Definitions

Schedule 2        Engine Descriptions, Stipulated Loss Values and Termination Values
Schedule 3        Principal Payments for the Notes
Schedule 4        Certain Information

EXHIBIT A-1  Form of Mortgage
EXHIBIT A-2  Form of Subordinated Mortgage
EXHIBIT B    Form of Promissory Note
EXHIBIT C    Form of Notice of Borrowing
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
EXHIBIT D                  Form of Opinion of Special Counsel to the Borrower for Closing
EXHIBIT E                  Form of Opinion of Borrower's Legal Department for Closing
EXHIBIT F                  Form of Transfer Supplement
EXHIBIT G                  Form of Certificate of Non-Bank Status
EXHIBIT H                  Form of FAA Counsel's Opinion
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                            LOAN AGREEMENT [ENGINES]

      THIS LOAN AGREEMENT [ENGINES], dated as of September 3, 2004 (this "Agreement"), is among AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Administrative Agent for the Lenders (the "Administrative Agent"), WELLS FARGO BANK NORTHWEST, National Association, as the Security Trustee (the "Security Trustee"), GENERAL ELECTRIC CAPITAL CORPORATION (herein called the "Original Series A Lender"), and GENERAL ELECTRIC CAPITAL CORPORATION (herein called the "Original Series B Lender") and such other lenders as may from time to time be party hereto (together with the Original Series A Lender and the Original Series B Lender, the "Lenders"). Certain capitalized terms used herein are defined, and certain rules of construction are specified, in Schedule 1.

                                   BACKGROUND

      l. The Lenders have agreed to make loans to the Borrower to be secured by a Lien on certain engines owned by the Borrower.

      2. connection with such loans, the parties hereto wish to enter into certain related understandings, as set forth herein.

      The parties hereto agree as follows:

                                    ARTICLE I
                                    THE LOAN

      Section 1.1. The Loan.

      (a) Commitments. Subject to the terms and conditions of this Loan Agreement, on the Funding Date the Original Series A Lender shall make a loan to the Borrower in the principal amount equal to the Series A Commitment, and the Original Series B Lender shall make a loan to the Borrower in the principal amount equal to the Series B Commitment. As evidence of the loan advanced by the Original Series A Lender, on the Funding Date the Borrower shall issue and deliver to the Original Series A Lender, as provided hereunder, a Series A Note payable to the Original Series A Lender in an original principal amount equal to the amount of its Series A Commitment. As evidence of the loan advanced by the Original Series B Lender, on the Funding Date the Borrower shall issue and deliver to the Original Series B Lender, as provided hereunder, a Series B Note payable to the Original Series B Lender in an original principal amount equal to the amount of the Series B Commitment. The Notes and the Security Trustee's form of certificate of authentication to appear on the Notes shall each be substantially in the form set forth in Exhibit B.

      (b) The Notes: Amortization. Each Series of Notes shall have the stated maturity set forth on Schedule 3 with respect to such Series (or in the case of a Replacement Note, as set forth in such Replacement Note), and the principal of each Note shall be payable in installments on the Payment Dates, each such installment to be in an amount computed by multiplying the original principal amount of such Note by the ratio set forth in Annex A to such Note opposite the Payment Date on which such installment is due; provided that, in the event that the Notes shall have been prepaid in part pursuant hereto (regardless of whether such prepayment is made pursuant to subparagraphs (c) or (d) of this Section 1.1 or pursuant to Section 1.7), from and after the relevant Prepayment Date or at any time pursuant to Section 1.7 or on an Engine Payment Date (as the case may be), the amounts of such installments shall be reduced, in inverse order of maturity, by the amount of such partial prepayment. Annex A to each Note of any Series shall be completed based on the "Percentage of Original Principal Amount to be Paid" for such Series as set forth in Schedule 3. In the case of each Note, each payment of the principal amount, LIBOR Breakage Costs, if any, and interest or other amounts due thereon shall be applied, first, to the payment of any amounts due in respect of the Loan (other than principal and accrued interest on the Loan and LIBOR Breakage Costs) to the date of such payment (including any interest on overdue principal amount, LIBOR Breakage Costs, if any, and to the extent permitted by law, interest and other amounts thereunder), second, to the payment of accrued interest on the Loan to the date of such payment, third, to the payment of LIBOR Breakage Costs, if any, due hereunder in respect of the Loan, and fourth, the balance, if any, remaining thereafter, to the payment of the principal amount of the Loan remaining unpaid (provided that the Loan shall not be subject to prepayment, except as provided in Sections 1.1(c), 1.1(d) and 1.7 hereof).

      (c)   Optional Prepayment.

            (i) In General. The Borrower may not, except as otherwise expressly provided in this Agreement, prepay the Loan (or any portion thereof) prior to the Designated Date. On or after the Designated Date, on any Business Day (a "Prepayment Date"), on not less than three Business Days' prior irrevocable written notice from the Borrower to the Administrative Agent, the Borrower may prepay all, or any portion of the outstanding principal amount of the Loan; provided, however, that no partial prepayment of the Loan shall be for less than $5,000,000 original principal amount. If the Borrower elects to prepay the Loan, the Borrower shall pay on the Prepayment Date to the Administrative Agent the outstanding principal amount of the Loan subject to prepayment together with all accrued and unpaid interest thereon, any LIBOR Breakage Costs, the Prepayment Fee (if applicable), and all other amounts then due and payable under the Transaction Documents.

            (ii) Limited Optional Prepayment. Notwithstanding anything to the contrary in Section 1.1(c)(i) above and without limiting the Borrower's obligations under Sections 5.1, 5.2 and 5.3, in the event that the Borrower receives notice from any Lender of any costs that the Borrower is required to pay to such Lender pursuant to any of Sections 5.1, 5.2 or 5.3, the Borrower and such Lender shall negotiate in good faith in order to arrive at a mutually acceptable alternative means of structuring the Loan Amount held by such Lender in order to mitigate, minimize or eliminate such costs in the future. In the event that the Borrower and such Lender are not able to agree, within thirty
(30) days following the date of the notice to the Borrower of amounts due under any of Section 5.1, 5.2 or 5.3, as the case may be, on an alternative means of structuring the Loan Amount held by such Lender, then the Borrower shall have the right, exercisable upon not less than ten Business Days' prior notice to the applicable Lender (with a copy to the Administrative Agent), to prepay in full the Loan Amount held by such Lender, together with accrued interest thereon, any LIBOR Breakage Costs and any amounts due to such Lender pursuant to Sections 5.1, 5.2 and 5.3, as applicable. Any

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prepayment by the Borrower pursuant to this Section 1.1(c)(ii) shall be made by the Borrower directly to the applicable Lender, and no prepayment by the Borrower pursuant to this Section 1.1(c)(ii) shall have any effect on the Borrower's obligations with respect to the remaining outstanding balance of the Loan to any of the other Lenders hereunder. For the avoidance of doubt such prepayment would not be subject to any Prepayment Fee, may be made prior to the Designated Date and may be in an amount less than $5,000,000.

      (d) Mandatory Prepayment. If an Event of Loss occurs with respect to any Engine and the Borrower elects not to substitute another engine for such Engine in accordance with the Mortgage (or if the Borrower so elects, but does not substitute another engine for such Engine in accordance with the Mortgage) or if a Permitted Disposition occurs with respect to any Engine, the Borrower shall, on the date specified for payment with respect to such Event of Loss in Section 3.04(a)(i) of the Mortgage or such Permitted Disposition in Section 3.04(h) of the Mortgage (in either case, the "Engine Payment Date"), prepay the Loan in a principal amount equal to the amount determined pursuant to the immediately following sentence, together with accrued interest thereon to the date of such prepayment plus any LIBOR Breakage Costs. The amount of principal to be prepaid pursuant to this Section 1.1(d) with respect to any Engine will be equal to the amount set forth opposite such Engine (or the Engine which such Engine has replaced) under the appropriate heading on Schedule 2 as follows: "Stipulated Loss Value-A" (with respect to an Event of Loss that occurs prior to the Designated Dated), "Stipulated Loss Value-B" (with respect to an Event of Loss that occurs on or after the Designated Date), or "Termination Value" (if Section 3.04(h)(3)(ii) of the Mortgage is applicable). For the avoidance of doubt such prepayment would not be subject to any Prepayment Fee, may be made prior to the Designated Date and may be in an amount less than $5,000,000.

      (e) Pro Rata Treatment. Except to the extent otherwise provided herein (including, but not limited to, as otherwise specified in Section 1.1(c)(ii) above and Section 1.6 below): (a) the borrowing of the Loan from the Lenders under Section 1.2 shall be made from the Lenders pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them (as evidenced by the Notes, regardless of Series, held by them); and (c) each payment of interest on the Loan shall be made for account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the Lenders, but must in all respects comply with the terms of the Mortgage.

      Section 1.2. Making the Loan.

            (a) The Loan shall be requested by the delivery of a Notice of Borrowing by the Borrower to the Administrative Agent not later than 4:00 p.m. (New York City time) on the third Business Day prior to the Funding Date specified in such notice. The Administrative Agent shall give to each Lender prompt notice thereof. The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Notice of Borrowing shall be in writing specifying therein the (i) the aggregate amount of the Loan to be funded, and (ii) the proposed Funding Date. The Original Series A Lender and the Original Series B Lender shall, before 10:00 a.m. (New York City time) on the scheduled Funding Date, make available for the account of its Lending Office to the Administrative Agent's Account, in immediately available funds, the Series A

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Commitment and the Series B Commitment respectively. After the Administrative
Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI as confirmed during a closing conference call pursuant to which the Administrative Agent or its counsel shall indicate such fulfillment, the Administrative Agent shall transfer such funds to the Borrower at its account at Bank One Arizona, N.A. (ABA No. 122-100-024), Account Number 23124479.

      (b) If for any reason a Closing is not consummated on the Funding Date set forth in the Notice of Borrowing, the Borrower may, by written notice to the Administrative Agent given by 5:00 p.m., New York City time on the scheduled Funding Date, designate a delayed Funding Date for such Closing, in which case the Administrative Agent shall hold the funds provided by the Lenders until such delayed Funding Date and use reasonable efforts to invest such funds in Permitted Investments, as directed by the Borrower, provided, that if such Closing does not occur by the third Business Day after such initial scheduled Funding Date, such funds shall be returned to the Lenders. The Administrative Agent shall pay to the Borrower upon its request any earnings from such investments, and the Borrower shall pay to the Administrative Agent upon its request any losses from such investments. If the Closing fails to occur on a scheduled or delayed Funding Date and the Borrower does not give notice of a delayed Funding Date pursuant to this Section, the Administrative Agent shall promptly return to the Lenders the amounts funded by them and the Borrower shall pay to the Lenders upon demand LIBOR Breakage Costs with respect to amounts funded plus, in the case of failure to close on a delayed Funding Date, interest from and including the initial scheduled Funding Date to but excluding the date on which such funds are returned by 1:00 p.m. (New York City time) (or, if returned after such time on such date, to but excluding the next Business Day), at a rate per annum equal to the relevant LIBOR Rate plus the Applicable Margin that would have been applicable thereto had the Closing occurred on the initial scheduled Funding Date. If the Borrower has designated a delayed Funding Date pursuant to this Section and the Closing occurs on such delayed Funding Date, the Loan shall begin to accrue interest at the relevant LIBOR Rate plus the Applicable Margin on the date that funds were originally provided by the Lenders to the Administrative Agent to make the Loan (which shall be deemed to be the commencement date of the initial Interest Period for the Loan); provided, however, if all conditions precedent specified in Article VI are satisfied in full on or before the initial scheduled Funding Date and the Closing does not occur on the initial scheduled Funding Date solely due to the failure of the Lenders to fund the Loan pursuant to their respective Commitments hereunder (but the Closing does occur later pursuant to this Section 1.2(b)), then the Loan shall begin to accrue interest only on the date that the Closing actually occurs (rather than from the initial scheduled Funding Date).

      Section 1.3. Fees. The Borrower shall pay to the Administrative Agent on the Funding Date an upfront fee in the amount agreed to separately with the Administrative Agent in writing.

      Section 1.4. Commitment Termination. The Aggregate Commitment and the Commitment of each Lender shall terminate on the earlier of (i) the making of the Loan pursuant to Section 1.2(a) above, or (ii) at 5:00 p.m. (New York time) on the Commitment Termination Date.

      Section 1.5. [Intentionally omitted.].

      Section 1.6. Substitute Lenders. In the event the Borrower is required under the provisions of Section 5.1, 5.2 or 5.3 to make payments to any Lender, a notice has been given to the Borrower under Section 1.7(g) and the Borrower and a Lender are unable to agree on a Substitute Basis or an Affected Lender has given notice to the Borrower under Section 1.7(c) and the Borrower and the Affected Lender are unable to agree on a Substitute Basis, the Borrower may, so long as no Potential Default under clause (a), (e) or (f) of Section 7.1 or Event of Default shall have occurred and be continuing, elect to terminate such Lender (or Affected Lender) as a party to this Agreement; provided that concurrently with such termination, (i) the Borrower shall pay or cause to be paid to that Lender (or Affected Lender) all principal, interest, LIBOR Breakage Costs and fees and other Obligations (including, without limitation, amounts, if any, owed under Sections 5.1, 5.2 and 5.3) due to such Lender (or Affected Lender) through such date of termination, (ii) another financial institution reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender (or Affected Lender) to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the reasonable judgment of the Administrative Agent, to evidence the substitution of such Lender shall have been received and approved by the Administrative Agent as of such date.

      Section 1.7. Special Provisions Governing the Loan. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to the Loans as to the matters covered:

      (a) As soon as practicable after 11:00 a.m. (London time) on each Interest Rate Determination Date, the Administrative Agent shall determine the interest rate that shall apply to each Series of Notes for the applicable Interest Period (which determination shall be prima facie evidence of such rate) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower, the Security Trustee and each Lender; provided that the Administrative Agent's failure to so give notice shall not relieve the Borrower of its obligation to pay interest on the Notes hereunder.

      (b)   [Intentionally omitted].

      (c) In the event that on any date the making, maintaining or continuation by any Lender of its Percentage Share of the Loan as evidenced by its Notes has become unlawful as a result of compliance by such Lender in good faith with any change that becomes effective after the date hereof in any law, treaty, governmental rule, regulation, guideline or order (whether or not having the force of law), then, and in any such event, such Lender shall be an "Affected Lender" and it shall promptly so notify (by facsimile or by telephone confirmed in writing) the Borrower and the Security Trustee (which notice the Security Trustee shall promptly transmit to each other Lender). Thereafter (i) the obligation of the Affected Lender to make its Percentage Share of the Loan as evidenced by its Notes (if not yet funded) shall be suspended until such notice shall be withdrawn by the Affected Lender, (ii) the Affected Lender's obligation to maintain its outstanding Loan Amount as evidenced by its Notes (the "Affected Loan Amount") shall be suspended with respect to the Affected Loan Amount until such notice shall be withdrawn by the Affected Lender, and
(iii) the parties shall follow the procedures set forth in Section 1.7(f) with respect to the Affected Loan Amount so long as, if following such

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procedures, the maintaining continuation of such Affected Loan Amount or the balance of the Loan is not unlawful. The Borrower may elect to terminate such Affected Lender as a party to this Agreement in compliance with Section 1.6. Except as provided in the immediately preceding sentence, nothing in this
Section 1.7(c) shall affect the obligation of any Lender other than an Affected Lender to make its Percentage Share of the Loan or maintain its Loan Amount as evidenced by its Notes in accordance with the terms of this Agreement.

      (d) The Borrower shall compensate each Lender, within ten (10) Business Days after written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, costs, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Loan Amount as evidenced by its Notes and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) (collectively, "LIBOR Breakage Costs") which that Lender may sustain: (i) except as provided in Section 1.2(b), if for any reason (other than a default by that Lender) a borrowing of the Loan does not occur on a date specified therefor in a Notice of Borrowing, (ii) as a consequence of any prepayment or other principal payment of the Loan or any portion thereof that occurs on a date other than the last day of an Interest Period, (iii) to the extent that any prepayment of the Loan or any portion thereof is not made on any date specified in a notice of prepayment given by the Borrower (including, without limitation, any notice of prepayment revoked by the Borrower), (iv) as a consequence of the replacement of such Lender pursuant to Section 1.6 or (v) as a consequence of any default by the Borrower in the repayment of the Loan when required by the terms of this Agreement.

      (e) In the case of any Lender, LIBOR Breakage Costs shall not exceed the excess, if any, of (A) the amount of interest which would have accrued on the principal amount of such Lender's Loan Amount (or in the case of an event described in subclause (i) of Section 1.7(c) above, such Lender's Percentage Share) had such event not occurred, at the LIBOR Rate that would have been applicable to the Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, for the period that would have been the Interest Period for the Loan) (the "BREAK PERIOD"), over (B) the interest that would have accrued on such amount during the Break Period at an interest rate equal to the LIBOR Rate (determined two Business Days prior to the first day of the Break Period) with a maturity comparable to the Break Period (or, if no such rate exists for such period, the rate determined from the applicable Bloomberg screen using standard interpolation methodologies by reference to the next higher and next lower available maturities (as determined by the Administrative Agent). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be prima facie evidence of amounts owed under this Section. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      (f) During the 30 days following the date of any notice given to the Borrower pursuant to Section 1.7(c) or 1.7(g), each Affected Lender (or, in the case of Section 1.7(g), each Lender) and the Borrower shall negotiate in good faith in order to arrive at a mutually acceptable alternative basis for determining the interest rate from time to time applicable to the Affected Loan Amount (or, in the case of Section 1.7(g), the Loan) (the "Substitute Basis"); such interest rate to be based on an agreed cost-of-funds benchmark plus the Applicable Margin. If within the 30 days following the date of any such notice to the Borrower, any Affected Lender (or, in the case of Section 1.7(g), any Lender) and the Borrower shall agree upon a Substitute Basis, such Substitute Basis shall be retroactive to and effective from the first day of the applicable Interest Periods until and including the last day of such Interest Periods. If after 30 days from the date of such notice, any Affected Lender (or, in the case of Section 1.7(g), any Lender) and the Borrower shall have failed to agree upon a Substitute Basis, then each such Affected Lender (or, in the case of Section 1.7(g), each such Lender) shall certify in writing to the Borrower through the Security Trustee (such certification to be conclusive and binding on all of the parties hereto absent manifest error) the interest rate at which such Affected Lender (or, in the case of Section 1.7(g), such Lender) is prepared to make or maintain the Affected Loan Amount (or, in the case of Section 1.7(g), its Loan Amount) for such Interest Periods, such interest rate to be retroactive to and effective from the first day of such Interest Period. If no Substitute Basis is established, upon receipt of notice of the interest rates at which an Affected Lender (or, in the case of Section 1.7(g), a Lender) is prepared to make or maintain its affected Loans, the Borrower shall have the right (i) exercisable upon ten Business Days' prior notice to such Affected Lender (or such Lender) through the Security Trustee (A) to continue to borrow the relevant Loan Amount at the interest rates so advised by such Affected Lender (or such Lender) (as such rates may be modified, from time to time, at the outset of each subsequent Interest Period) or (B) to prepay in full the affected Loan Amount of any such Affected Lender (or any such Lender), together with accrued interest thereon at the interest rate certified in writing by such Affected Lender (or such Lender) as provided above and any LIBOR Breakage Costs (provided that LIBOR Breakage Costs shall not include amounts attributable to an Affected Lender's (or in the case of Section 1.7(g), a Lender's) funding commitment of greater than three months), whereupon such affected Loan Amount shall become due and payable on the date specified by the Borrower in such notice or (ii) to substitute any such Affected Lender (or such Lender) pursuant to the provisions of, and subject to the conditions contained in, Section 1.6.

      (g) In the event that on any Interest Rate Determination Date, by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the interest rate applicable to the Loan on the basis provided for in the definition of LIBOR Rate, the Administrative Agent shall on such date give notice (by facsimile or by telephone confirmed in writing) to the Borrower and each Lender of such circumstance, whereupon the relevant provisions of Section 1.7(f) shall be applicable.

      Section 1.8. Payments and Computations.

      (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:30 p.m. (New York City time) on the day when due in Dollars to the Administrative Agent's Account in immediately available funds, without set-off or counterclaim (except for any required withholding taxes not subject to indemnification hereunder). Any amounts received after such time may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for the purpose of calculating interest thereon. The Administrative Agent will promptly thereafter but in no event later than 2:00 p.m. (New York City time) on the date such funds are received by the Administrative Agent from the Borrower cause to be distributed like funds to the Lenders for the account of their respective Lending Offices, in each case to be applied in accordance with the terms of this Agreement. If the payment by the Borrower is received by the Administrative Agent after 12:30 p.m., New York time, at the place of payment, the Administrative Agent shall make payment promptly, but not later than 2:00 p.m. New York time on the next succeeding Business Day. Upon its acceptance of any Transfer Supplement and recording of the information contained therein in the Register pursuant to Section 9.8(d), from and after the effective date specified in such Transfer Supplement, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder.

      (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or other amounts as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of a Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day, and such reduction of time shall be given effect in the computation of the payment of interest hereunder.

      Section 1.9. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loan owing to it in excess of its proportionate share of payments on account of the Obligations, such Lender shall forthwith purchase from the other Lenders such participation in the applicable Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's proportionate share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 1.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      Section 1.10. Obligation of Lenders to Mitigate. If an event or the existence of a condition occurs that would cause any Lender to become an Affected Lender or that would entitle such Lender to receive payments under
Section 5.1, 5.2 or 5.3, then, upon the request of the Borrower, such Lender will to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, fund or maintain the Commitment of such Lender or the Loan Amount of such Lender through another lending office of such Lender or (ii) take such other reasonable measures, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 5.1, 5.2 and 5.3 would be reduced and if the making, funding or maintaining of such Commitment or Loan Amount through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loan Amount or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section 1.10 unless the Borrower agrees to pay all incremental expenses, if any, incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above; provided, further, that such Lender shall have no obligation to designate another lending office that does not maintain loans comparable to the Loan. A certificate as to the amount of any such expenses (setting forth in reasonable detail the basis for requesting such amount and the calculation thereof) submitted by such Lender to the Borrower (with a copy to the Security Trustee) shall be prima facie evidence of such expenses.

      Section 1.11. Replacement Notes So long as General Electric Capital Corporation and its Affiliates are the only Lenders, Replacement Notes may be issued in accordance with the terms and conditions set forth in the Restructure Letter.

                                   ARTICLE II
                                    INTEREST

      Section 2.1. Rate of Interest. Subject to Section 1.7 hereof, each Note shall bear interest on the unpaid principal amount thereof for each Interest Period from the date made through maturity (whether by acceleration or otherwise) at a rate equal to the sum of the LIBOR Rate for such Interest Period plus the Applicable Margin. The applicable Interest Period for determining the rate of interest with respect to each Note or portion thereof shall be established in accordance with Section 2.2.

      Section 2.2. Interest Periods.

      (a) Interest Periods. The first Interest Period shall be the period commencing on the Funding Date (provided, that in the case of a delayed Funding Date, the date the funds for such Note are made available to the Administrative Agent shall be the commencement date of such Interest Period pursuant to Section 1.2(b)), and shall end on, but shall exclude, the next Interest Payment Date, and thereafter each successive Interest Period shall commence on (and shall include) the last day of the next preceding Interest Period and shall end on (but shall exclude) the next succeeding Interest Payment Date, provided however that notwithstanding anything in this Agreement to the contrary, the final Interest Period shall end on the Maturity Date.

      (b) Expiration of Interest Periods. If an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

      Section 2.3. Interest Payments. Accrued interest on each Note shall be payable in arrears on the last day of each Interest Period; provided, that (i) interest accrued pursuant to Section 2.4 shall be payable on demand and (ii) in the event of any repayment or prepayment of any Note (or any portion thereof), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

      Section 2.4. Default Rate. Notwithstanding Section 2.1, the Borrower shall pay the Security Trustee for the account of the Lenders and the Transaction Agents on demand interest on any principal, interest, fee or other amount not paid hereunder, under any Note or under any other Transaction Document when due at a rate per annum that is 2% per annum in excess of the LIBOR Rate for the relevant Interest Period plus the Applicable Margin (the "Default Rate").

      Section 2.5. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which such amount accrues. In computing such amounts, the first day of the applicable period shall be included, and the last day of the applicable period shall be excluded; provided that if a Note (or any portion thereof) is repaid on the same day on which it is made, one day's interest shall be paid on that Note or the relevant portion thereof.

      Section 2.6. Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Note, together with all fees, charges and other amounts which are treated as interest on such Note under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding the Loan or the relevant portion thereof in accordance with applicable law, the rate of interest payable in respect of such Note or the relevant portion thereof hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Note or the relevant portion thereof but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the LIBOR Rate to the date of repayment, shall have been received by such Lender.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      Section 3.1. Representations and Warranties. The Borrower represents and warrants to the Transaction Agents and each Lender as of the date of this Agreement that:

      (a) Organization; Powers. The Borrower is duly incorporated, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      (b) Authorization; Enforceability. The execution and delivery of the Transaction Documents by the Borrower and the performance by the Borrower of its obligations thereunder are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of Borrower and do not require any stockholder approval, or approval or consent of any trustee or holder of indebtedness or obligations of the Borrower except such as have been duly obtained. This Agreement has been duly executed and delivered by the Borrower and the other Transaction Documents will be duly executed and delivered by the Borrower when required by this Agreement. This Agreement constitutes, and each of the other Transaction Documents when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      (c) No Violation. The execution and delivery by the Borrower of the Transaction Documents and the performance by the Borrower of its obligations thereunder do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of the Borrower, (b) violate any law applicable to or binding on the Borrower or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change), or result in the creation of any Lien (other than as permitted under the Mortgage) upon any Engine under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Borrower is party or by which the Borrower or any of its properties is bound.

      (d) Governmental Approvals. The execution and delivery by the Borrower of the Transaction Documents and the performance by the Borrower of its obligations thereunder do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, other than (i) the consents of the ATSB and the four counterguarantors under the ATSB loan documents to the Transaction Documents and the Additional Documents, which have been obtained, (ii) the filings, recordings, notices and other ministerial actions pursuant to any routine recording, and contractual or regulatory requirements applicable to it, each of which has been effected or obtained, and (iii) the filings described in Section 3.2(b).

      (e) Litigation. Except as set forth in the Borrower's Annual Report on Form 10-K for 2003 (as amended through the Funding Date), or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Borrower with the SEC subsequent to such Form 10-K (in each case as amended through the Funding
Date) (a list of which filings has been provided by Borrower to the Administrative Agent on the Funding Date), no action, claim or proceeding is now pending or, to the Actual Knowledge of the Borrower, threatened against the Borrower before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to the Borrower and if determined adversely to the Borrower would result in a Material Adverse Change.

      (f) Financial Condition. The audited consolidated balance sheet of the Borrower with respect to its most recent fiscal year included in its Annual Report on Form 10-K for 2003 (as amended through the Funding Date) filed by the Borrower with the SEC, and the related consolidated statements of operations and cash flows for the year then ended have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Borrower and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such balance sheet there has been no Material Adverse Change in such financial condition or operations of the Borrower, except for matters disclosed in (a) the financial statements referred to above or (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Borrower with the SEC (in each case as amended through the Funding Date) (a list of which filings has been provided by Borrower in writing to the Administrative Agent on the Funding
Date). The consolidated balance sheet of the Borrower as of June 30, 2004 included in its Quarterly Report on Form 10-Q for the period ended June 30, 2004, and the related consolidated statement of operations and cash flows for the three months then ended have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and fairly present in all material respects the financial condition of the Borrower and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period.

      (g) No Default. No Event of Default or Potential Default has occurred and is continuing.

      (h) Investment and Holding Company Status. The Borrower is not (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      (i) Use of Proceeds. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations U or X of the Board of Governors of the Federal Reserve System.

      (j) Licenses, Permits, etc. The Borrower is a Certificated Air Carrier and holds all licenses, permits and franchises from the appropriate Governmental Authorities necessary to authorize the Borrower to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change.

      (k) Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any governmental or regulatory authority or agency applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

      (l) Tax Returns. The Borrower and its Subsidiaries have timely filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all Taxes that are material in amount shown to be due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, other than any such assessment that is being contested in good faith through appropriate proceedings and against which adequate reserves are being maintained and the nonpayment of which (individually or in the aggregate) could reasonably be expected to cause a material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

      (m) Information. The Borrower's Annual Report on Form 10-K for 2003 filed with the SEC and each of the Borrower's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K subsequently filed by the Borrower with the SEC, as of the date it was filed with the SEC (or, if such report has been amended, in each case as amended through the Funding Date) did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (n) ERISA. The Borrower and its subsidiaries have no employee benefit plans covered by the minimum funding requirements of ERISA.

      Section 3.2. The Engines. The Borrower represents and warrants to the Transaction Agents and each Lender, as of the date of this Agreement and as of the Funding Date, that:

      (a) Good Title. The Borrower has good title to each Engine free and clear of Liens other than the Permitted Liens and the Liens to be released by the Releases. Each Engine is maintained in accordance with the Borrower's FAA-approved maintenance program relating to such Engine.

      (b) Filings. Except for (i) the filing for recordation (and recordation) with the FAA of the FAA Filed Documents with respect to the Engines, (ii) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals) with the Secretary of State of the State of Delaware (UCC Division) with respect to the Relevant Engines, and (iii) the affixation of the nameplates with respect to such Engines referred to in Section 3.02(d) of the Mortgage, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the Security Trustee's interest under the Mortgage in the Engines as against the Borrower and any other Person, in each case, in any applicable jurisdiction in the United States.

      (c) No Event of Loss. No Event of Loss has occurred with respect to any Engine, and no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to any Engine.

      (d)   Section 1110. The Security Trustee is entitled to the benefits of
Section 1110 of the Bankruptcy Code with respect to the Specified Engines as provided in the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor.

      (e) Condition. Each Engine is in the condition and state of repair required under the FAA-approved maintenance program of Borrower relating to such Engine, and no appliances, parts, interests, appurtenances, accessories or other equipment of whatever nature which are incorporated or installed in or attached to any Engine are leased by the Borrower.

      Section 3.3 Representations and Warranties of the Security Trustee. The Security Trustee represents and warrants in its individual capacity that:

      (a) Powers and Authorizations. It is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full power and authority, in its individual capacity, to execute and deliver this Agreement and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) perform its obligations hereunder. The execution, delivery and performance by the Security Trustee of the Transaction Documents to which it is or will be a party have been duly authorized by all necessary action on its part and do not contravene the Charter or By-laws of the Security Trustee; and the Transaction Documents to which the Security Trustee is or will be a party have been duly authorized, executed and delivered by the Security Trustee and constitute the legal, valid and binding obligations, enforceable against it in accordance with its terms. This Agreement and the other Transaction Documents to which the Security Trustee is or will be a party, upon the due execution and delivery hereof, will constitute the legal, valid and binding obligations of the

Security Trustee in its individual capacity, and the performance by the Security Trustee (in its individual or trust capacity, as the case may be) of any of its obligations hereunder and thereunder does not contravene any federal law or regulation or contractual restriction binding on or governing the banking or trust powers of the Security Trustee (in its individual or trust capacity, as the case may be);

      (b) Litigation. There are no pending (or, to the Security Trustee's knowledge, threatened) actions, suits, investigations or proceedings against or affecting it before any court, arbitrator, or administrative or governmental body which, individually or in the aggregate, if decided adversely to the interests of the Security Trustee would materially and adversely affect the ability of the Security Trustee, either in its individual capacity or as Security Trustee, as the case may be, to perform its obligations under this Agreement or any other Transaction Document or which questions or would affect the legality or validity of this Agreement or such Transaction Document;

      (c) No Legal Bar. Neither the execution and delivery by the Security Trustee of this Agreement or any other Transaction Document nor the consummation by the Security Trustee of any of the transactions contemplated hereby or thereby requires or will require the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any federal governmental authority or agency governing its banking or trust powers.

      Section 3.4 Representations and Warranties of the Lenders. Each Lender represents and warrants that:

      (a) Accredited Investor. It is an accredited investor (as such term is defined in Rule 501 under the Securities Act of 1933, as amended);

      (b) Investment Intent. It is acquiring its interest in a Note, and any interest in and to the Collateral, for its own account for investment and not with a view to resale or distribution (subject, however, to the disposition of its property being at all times within its control);

      (c) ERISA. No part of the funds used by it to acquire its Notes constitute the assets of any Plan. As used herein, "Plan" means an "employee benefit plan (as such term is defined in Section 3(3) of ERISA or any "plan" (as such term is defined in Section 4975(e)(1) of the Code which has been established or maintained or contributed to by Borrower or an Affiliate that, together with Borrower is treated as a single employer under Section 414(b), (c) or (m) of the Code; and

      (d) No Offering. Neither it nor anyone acting on its behalf has directly or indirectly offered its Notes or any interest therein or any interest in and to the Collateral, for sale to, or solicited any offer to acquire any of the same from, the public or in any manner that would violate, or require the registration of the issuance and sale of, such Notes or any interest therein, or any transaction contemplated hereby, under the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, or applicable state securities laws, or that might subject the Borrower to regulation under, require Borrower to give notice to, or register with or take any other action in respect of, any foreign governmental authority or agency.

                                   ARTICLE IV
                                    COVENANTS

      Section 4.1. Covenants of the Borrower. The Borrower shall comply with the following covenants and agreements, unless the Required Lenders shall otherwise consent:

            (a) Financial Statements and Other Information. The Borrower will furnish to the Transaction Agents and each Lender:

                  (i) within 120 days after the end of each fiscal year of the Borrower, a copy of the Form 10-K (excluding exhibits) filed by the Borrower with the SEC for such fiscal year (or in lieu of such copy an e-mail notice that such report has been filed with the SEC and providing a web site address at which such report may be accessed, provided that such e-mail notice will satisfy this requirement only if such report is in fact accessible at such web site address), or, if no such Form 10-K was so filed, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Borrower's independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

                  (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the Form 10-Q (excluding exhibits) filed by the Borrower with the SEC for such quarterly period (or in lieu of such copy an e-mail notice that such report has been filed with the SEC and providing a web site address at which such report may be accessed, provided that such e-mail notice will satisfy this requirement only if such report is in fact accessible at such web site address), or if no such Form 10-Q was so filed, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter (in the case of the statement of operations) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (iii) concurrently with any delivery of financial statements under clause (i) above, an Officer's Certificate of the Borrower certifying as to whether the Borrower has Actual Knowledge that a Potential Default or an Event of Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

                  (iv) promptly following any request therefor, such other nonconfidential information regarding the Engines, the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Transaction Documents, as any Transaction Agent or Lender may reasonably request; and

                  (v) in the event that Borrower or any Affiliate that, together with Borrower is treated as a single employer under Section 414(b), (c) or (m) of the Code, establishes any employee benefit plan subject to Title IV of ERISA, upon the request of the Security Trustee or any Lender, Borrower shall provide copies of the most recent annual reports or returns (IRS Form 5500), audited or unaudited financial statements and actuarial valuations with respect to such plans.

            (b) Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to:

                  (i) do or cause to be done all things necessary to preserve and maintain its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 4.1(c); provided further that this Section 4.1(b)(i) shall apply to the Subsidiaries of Borrower, if any, only to the extent that the dissolution, termination or other loss of legal existence of such Subsidiaries would reasonably be expected to (either individually or in the aggregate) cause a material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents.

                  (ii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would reasonably be expected to (either individually or in the aggregate) cause a material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents;

                  (iii) pay and discharge all Taxes imposed on it or on its
            income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such Tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, and the nonpayment of which (either individually or in the aggregate) could reasonably be expected to cause a material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents; and

                  (iv) permit representatives of any Lender, during normal business hours and on reasonable notice, to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender; provided, however, that this Section 4.1(b)(iv) shall apply to Subsidiaries of Borrower, if any, only to the extent that an adverse circumstance with respect to the business and affairs of such Subsidiaries would reasonably be expected to cause a material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents.

            (c) Mergers and Consolidations. The Borrower will not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless:

                  (i) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety shall be a Certificated Air Carrier;

                  (ii) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety shall execute and deliver to the Security Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Security Trustee containing an assumption by such Person of the due and punctual performance and observance of each covenant and condition of the Transaction Documents to be performed or observed by the Borrower;

                 (iii) immediately after giving effect to such transaction, no
            Event of Default shall have occurred and be continuing;

                  (iv) all filings shall have been made as shall be necessary to preserve the perfection of (A) the Lien of the Mortgage on each Engine on a first priority and perfected basis (subject to Permitted Liens) and (B) the Lien of the Subordinated Mortgage on each Engine on a second priority and perfected basis (subject to Permitted Liens); and

                  (v) promptly after the consummation of such transaction, the Borrower shall deliver to the Security Trustee a certificate of the Secretary or an Assistant Secretary of Borrower certifying as to Borrower's compliance with the conditions of this Section 4.1(c) and an opinion of Borrower's Legal Department as to Borrower's compliance with Sections 4.1(c)(i), 4.l(c)(ii) and 4.1(c)(iv).

      Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety in accordance with this Section 4.1(c), the Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Transaction Documents with the same effect as if such Person had been named as the Borrower herein. No such conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety shall have the effect of releasing the Borrower or any Person which shall theretofore have become such in the manner prescribed in this Section 4.1(c) from the Borrower's liability in respect of any Transaction Document to which it is a party.

            (d) Delivery of Post-Recording FAA Opinion. Promptly upon the recording of the Mortgage, the Subordinated Mortgage, and each Mortgage Supplement and each Subordinated Mortgage Supplement covering each Engine pursuant to the Act, the Borrower will cause Daugherty, Fowler, Peregrin & Haught, FAA counsel in Oklahoma City, Oklahoma, to deliver to the Security Trustee and the Borrower a favorable opinion addressed to each of them as to such recordation and the lack of filing of any intervening documents creating a Lien with respect to such Engines.

            (e) Engine Reports. The Borrower shall, by the tenth Business Day of January, April, July and October of each year, commencing with such date in October of 2004, furnish to the Security Trustee a report stating, with respect to each Engine as of the last day of the calendar month immediately preceding the date of such report prior to the date of such report: (i) if such Engine is then installed on an airframe, the Borrower's tail number of such airframe, or, if not so installed, the status and location of such engine (ii) the hours and cycles of operation of such Engine since new and since its last major overhaul and (iii) the most limiting life limited part on such engine, (the "limiter"), and the cycles remaining on such limiter.

            (f) Compliance with Mortgage. The Borrower will comply with the terms and provisions of the Mortgage.

                                    ARTICLE V
                       INCREASED COSTS; GENERAL INDEMNITY

      Section 5.1. Increased Costs. The Borrower shall pay directly to each Lender from time to time, within ten (10) Business Days after demand therefor, such additional amount or amounts as may be necessary to compensate such Lender on a net after-tax basis for any increased costs incurred by such Lender which are attributable to its making or maintaining its Percentage Share or its Ratable Share of the Loan hereunder or its obligation to make its Percentage Share of the Loan hereunder, or any reduction in any amount receivable by such Lender under this Agreement in respect of the Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign or supranational laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including such Lender under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a "Regulatory Change"), which imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, such Lender (including its Percentage Share or its Ratable Share of the Loan or any deposits referred to in the definition of LIBOR Rate or related definitions) which is not otherwise included in the determination of the applicable interest rate hereunder.

      Each Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this
Section 5.1 as promptly
as practicable, but in any event within 60 days, after such Lender obtains Actual Knowledge thereof; provided, however, that if any Lender fails to give such notice within 60 days after it obtains Actual Knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section
5.1 in respect of any costs resulting from such event, be entitled to payment under this Section 5.1 only for costs incurred from and after the date 60 days prior to the date that such Lender does give such notice; provided, further that no compensation shall be payable by the Borrower to any Lender pursuant to this
Section 5.1 unless such Lender certifies to the Borrower that (x) such Lender is assessing to its other borrowers (of loans similar to the Loans) comparable allocable costs, and (y) such Lender believes that such costs are generally applicable to lenders similarly situated to and in the same jurisdiction as such Lender. Such notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by a Lender for purposes of this
Section 5.1 of the effect of any Regulatory Change on its costs of making or maintaining its Percentage Share or its Ratable Share of the Loan or on amounts receivable by it in respect of the Loan, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section 5.1.

      Any assignee of a Lender that is not the initial Lender party to the Loan Agreement shall not be entitled to any greater compensation under this Section
5.1 than that which would have been payable to the transferor Lender as of the date of the transfer or sale of the Note to such transferee Lender; provided, however, that, if subsequent to the date of transfer or sale of the Note there occurs a Regulatory Change and such transferee Lender is domiciled in a Designated Country, such transferee Lender shall be entitled to compensation under this Section 5.1 as a result of such Regulatory Change.

      Section 5.2. Capital Adequacy. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (3) compliance by a Lender or any corporation or bank controlling a Lender with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other Governmental Authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2) ("Capital Adequacy Change"), has the effect of (x) requiring an increase in the amount of capital required to be maintained by a Lender or any corporation or bank controlling a Lender or (y) reducing the rate of return on assets or capital of such Lender (or such corporation or bank) and such adoption, change or compliance, as the case may be, relates to a category of claims or assets that includes such Lender's Loan Amount, the Borrower shall pay to such Lender from time to time such additional amount or amounts as are necessary to compensate such Lender for such portion of such increase or reduction as shall be reasonably allocable to such Lender's Loan Amount; provided, that no such amounts shall be payable by the Borrower to any Lender pursuant to this Section 5.2 unless such Lender certifies to the Borrower that
(A) such Lender is assessing to its other borrowers (of loans similar to the Loans) comparable allocable costs, and (B) such Lender believes that such costs are generally applicable to lenders similarly situated to and in the same jurisdiction as such Lender. For the avoidance of doubt, the matters set forth in the Consultative Document titled "The New Basel Capital Accord" issued by the Basel Committee on Banking Supervision in April 2003 will not be treated, for purposes of determining whether any Lender is entitled to compensation under this Section 5.2, as having been enacted or having come into effect before the date of this Agreement.

      Each Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this
Section 5.2 as promptly as practicable but in any event within 60 days, after such Lender obtains Actual Knowledge thereof; provided, however, that if any Lender fails to give such notice within 60 days after it obtains Actual Knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.2 in respect of any costs resulting from such event, be entitled to payment under this Section 5.2 only for costs incurred from and after the date 60 days prior to the date that such Lender does give such notice. Such notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by a Lender for purposes of this Section 5.2 of the effect of any increase in the amount of capital required to be maintained by the bank and of the amount allocable to such Lender's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

      Any assignee of a Lender that is not the initial Lender party to the Loan Agreement shall not be entitled to any greater compensation under this Section
5.2 than that which would have been payable to the transferor Lender as of the date of the transfer or sale of the Note to such transferee Lender; provided, however, that, if subsequent to the date of transfer or sale of the Note there occurs a Capital Adequacy Change and such transferee Lender is domiciled in a Designated Country, such transferee Lender shall be entitled to compensation under this Section 5.2 as a result of such Capital Adequacy Change.

      Section 5.3. Withholding of Taxes.

            (a) Payments to Be Free and Clear. All sums payable by the Borrower under this Agreement and the other Transaction Documents to each Lender and each Transaction Agent shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within any jurisdiction or by or within any political subdivision or taxing authority thereof or therein with respect to such payments.

            (b) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by the Borrower to any Transaction Agent or any Lender under any of the Transaction Documents:

                  (i) the Borrower shall notify the Security Trustee in writing of such requirement;

                  (ii) the Borrower shall pay such Tax before the date on which any interest, addition to Tax or penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on any Transaction Agent or such Lender, as the case may be) on behalf of and in the name of such Transaction Agent or such Lender;

                  (iii) in the case of any Tax other than an Excluded Tax, the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Transaction Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Security Trustee evidence reasonably satisfactory to the affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

      If any additional amounts are payable in respect of Taxes pursuant to clause (iii) above, the Borrower agrees to indemnify each Lender, each Transaction Agent and their successors, assigns and Affiliates for such Taxes required to be deducted or withheld and to reimburse such Persons, upon the written request of such Person, for the net increase in Tax imposed on or measured by the net income or net profits of such Lender (after taking into account current credits and deductions resulting from such Tax liability) pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable Lending Office of such Lender is located or in which such Lender is doing business (if the Taxes imposed on the net income, net profits or net gains of such Lender by such jurisdiction in which a Lender is doing business are treated as Excluded Taxes under this Agreement) and for any withholding of Taxes as such Lender shall reasonably determine (subject to verification pursuant to Section 5.3(c)(iv)) are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to clause (iii) above and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Notwithstanding the foregoing provisions of this Section 5.3(b), no such additional amount shall be required to be paid to either Transaction Agent or any Lender under clause (iii) above in respect of United States federal withholding taxes except to the extent that such obligation to deduct or withhold results from a written change, after the date hereof in applicable law, treaty, or governmental rule, regulation or order, or any change in the official interpretation, administration or application thereof (other than the addition of or a change in an "anti-treaty-shopping" or "limitation of benefits" or similar provision of any income tax treaty affecting eligibility for benefits under such treaty).

            (c)   Evidence of Exemption from U.S. Withholding Tax.

                  (i) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall, to the extent it is entitled to do so, deliver to the Security Trustee for transmission to the Borrower, at or prior to the Closing (in the case of each

            Lender listed on the signature pages hereof) or on or prior to the date of the Transfer Supplement pursuant to which it becomes a Lender (in the case of each other Lender), (x) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is entitled to an exemption or reduction in the amount of United States federal income tax required to be deducted or withheld from any payments to such Lender of interest, fees or other amounts payable under any of the Transaction Documents or (y) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN claiming exemption under a treaty or W-8ECI, pursuant to clause (x) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is entitled to an exemption or reduction in the amount of United States federal income tax required to be withheld from payments to such Lender of interest payable under any of the Transaction Documents.

                  Each Lender that is organized under the laws of the United
            States or any state or other political subdivision thereof shall deliver to the Security Trustee for transmission to the Borrower, at or prior to the Closing (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Transfer Supplement pursuant to which it becomes a Lender (in the case of each other Lender), two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, if requested by the Borrower in writing and required by the Internal Revenue Code or the regulations issued thereunder to permit the Borrower to pay to or for the account of such Lender interest, fees or other amounts pursuant to any of the Transaction Documents without deducting or withholding any United States federal income tax from such payment.

                  (ii) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 5.3(c)(i) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances (other than, unless notified by the Borrower, a change in applicable United States law, including United States income tax conventions and treaties) renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender, to the extent it is entitled to do so, shall promptly (x) deliver to the Security Trustee for transmission to the Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI or W-9, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is entitled to an exemption or reduction in the amount of United States federal income tax required to be withheld from payments to such Lender under the Transaction Documents or (y) notify the Security Trustee and the Borrower of its inability to deliver any such forms, certificates or other evidence in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.3(c).

                  (iii) The Borrower shall not be required to pay any additional amount to any Lender under clause (iii) of Section 5.3(b) if such Lender shall have failed to satisfy the requirements of clause (i) or (ii)(x) of this Section 5.3(c); provided that if such Lender shall have satisfied the requirements of Section 5.3(c)(i) at or prior to the Closing (in the case of each Lender listed on the signature pages hereof) or on the date of the Transfer Supplement pursuant to which it became a Lender (in the case of each other Lender), nothing in this Section 5.3(c)(iii) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to
            Section 5.3(b) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in Section 5.3(c)(i) or (ii).

                  (iv)  If the Borrower pays any additional amount under this
            Section 5.3 to a Lender and such Lender determines in its sole discretion that it has actually realized in connection therewith a net cash benefit (including a net cash benefit which the relevant taxing authority applies to satisfy any liability of such Lender for Excluded Taxes) due to any refund or any reduction of, or credit against, its liabilities for Excluded Taxes in any taxable year, provided no Special Default or Event of Default shall have occurred and be continuing, such Lender shall, to the extent it can do so without prejudice to the retention of such benefit, pay to the Borrower an amount that the Lender shall, in its sole discretion, determine (subject to confirmation as provided below) is equal to such net cash benefit which was obtained by the Lender in such year as a consequence of such refund, reduction or credit realized in connection with the payment of such additional amount. A Lender shall, upon written request from the Borrower, provide to the Borrower a letter from independent accountants selected by the Lender and reasonably acceptable to the Borrower confirming the accuracy of the Lender's calculations of any amount due pursuant to the next-to-last sentence of Section 5.3(b), or the amount of any net benefit determined by Lender pursuant to the preceding sentence, provided that the interpretation of this Agreement or any other Transaction Document shall not be within the scope of the accountants' confirmation. Nothing contained in this Section 5.3(c)(iv) shall be construed as requiring any Lender to conduct its business or arrange or alter in any respect its tax or financial affairs so that it is entitled to receive a refund, reduction or credit or shall require any Lender to provide to the Borrower or its agents copies of any tax returns or other information with respect to the income, assets or operations attesting to such Lender's determination. The Borrower shall reimburse each Lender for all costs and expenses incurred by Lender in obtaining such accountants' letter, provided that the accountants' letter confirms, in all material respects, Lender's determination.

                  (v) The Borrower shall have no obligation to pay to any Lender any additional amount under Section 5.3(b)(iii) or to indemnify any Lender under Section 5.4 for any United States federal income tax or withholding tax which was required by law to be deducted or withheld by the Borrower or any Transaction Agent from any prior payment to or for the benefit of such Lender pursuant to the Transaction Documents but which was not deducted or withheld due to the Borrower's or the Transaction Agent's reasonable reliance on an Internal Revenue Service Form W-8BEN or W-8ECI or W-9 (or applicable successor form) theretofore delivered by such Lender pursuant to Section 5.3(c)(i) or (ii) if such form was inaccurate in any material respect when delivered by such Lender and such Lender had actual knowledge of such inaccuracy at the time such Lender delivered such form.

      Section 5.4. (a) Other Taxes. In addition to the amounts described elsewhere in this Article V, the Borrower shall pay, and indemnify, and hold harmless on a net after-tax basis each Lender and the Security Trustee from and against all Other Taxes (other than (i) Taxes imposed by deduction or withholding from amounts payable by the Borrower to any Transaction Agent or Lender, (ii) Excluded Taxes and (iii) Taxes imposed on or with respect to a transfer (including a participation) of any interest in a Loan unless such transfer is in connection with an Event of Default or at the Borrower's request) which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery, registration, filing, recording, performance or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document or otherwise in connection with or as a result of the transactions contemplated by the Transaction Documents.

      (b) Contest of Tax Claims. If a Lender or either Transaction Agent (each a "Tax Indemnitee") receives a written claim from any taxing authority for any Tax for which the Borrower is liable pursuant to Section 5.3 or 5.4 (a "Tax Claim"), such Tax Indemnitee shall promptly notify the Borrower in writing. If requested by the Borrower in writing within 30 days after receipt of such Tax Indemnitee's written notice (provided that if a response to such Tax Claim is due less than 40 days after the Borrower's receipt of such Tax Indemnitee's notice, the Borrower's request must be made within 15 days or, if longer, the period ending not later than the 10th day before the day on which the response to such Tax Claim is due), such Tax Indemnitee shall in good faith contest or, at such Tax Indemnitee's election, permit the Borrower to contest (unless such contest involves Excluded Taxes or, in such Tax Indemnitee's reasonable, good faith judgment, permitting the Borrower to contest may have a material adverse effect on such Tax Indemnitee), in each case in accordance with and to the extent permitted by applicable law and at the Borrower's expense, such Tax Claim, provided that no Tax Indemnitee shall have any obligation to commence or continue the contest of any such Tax Claim unless the following conditions are satisfied at the time the contest is to be commenced and at all times during the contest:

            (i)   no Event of Default (or event described in Section 7.1(a),
      (b), (f) which would become an Event of Default after passage of time) shall have occurred and be continuing,

            (ii) contesting such Tax Claim would not result in (A) any risk of sale, forfeiture, confiscation, seizure or loss of, or the imposition of a Lien (other than a Lien for the Tax that is the subject of such contest provided that enforcement of such Lien is stayed until the final determination of such contest and the Borrower maintains adequate reserves with respect to such Lien) or (B) any risk of imposition of criminal liability,

            (iii) the aggregate amount of the Taxes that are to be contested exceeds Twenty-Five Thousand Dollars ($25,000),

            (iv) such Tax Indemnitee shall have received a written confirmation of the Borrower that the Taxes that are the subject of such Tax Claim are Tax for which the Borrower is liable pursuant to Section 5.3 or 5.4, provided that the Borrower shall not be bound by such confirmation to the extent that the final determination of the contest articulates conclusions of law and fact that demonstrate that the Taxes that are the subject of such Tax Claim are Excluded Taxes,

            (v) the Borrower, upon the written request of such Tax Indemnitee, shall have provided such Tax Indemnitee, at the expense of the Borrower, with an opinion of counsel selected by such Tax Indemnitee and reasonably acceptable to the Borrower to the effect that there is a substantial basis in law and fact to contest such Tax Claim and a realistic expectation that a contest of such Tax Claim would be successful,

            (vi) if such Tax Indemnitee decides to contest such Tax Claim by paying the Taxes that are the subject of such Tax Claim and taking action to obtain a refund thereof, the Borrower shall have made an interest-free advance to such Tax Indemnitee in an amount equal to the amount of those Taxes and shall have delivered to such Tax Indemnitee a written undertaking to indemnify such Tax Indemnitee and its Affiliates on an after-tax basis for any adverse Tax consequences (taking into account all relevant Tax benefits and Tax detriments) to such Tax Indemnitee or any of its Affiliates resulting from such interest-free advance, and

            (vii) the Borrower shall be paying, on demand and on an after-tax basis, all reasonable costs and expenses incurred by such Tax Indemnitee, any Transaction Agent or any Lender in connection with the conduct of such contest (including, without limitation, reasonable attorneys' and accountants' fees and disbursements).

      (c) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, the Borrower may require such Tax Indemnitee to agree in writing to the terms of Sections 5.3 and 5.4 prior to making any payment to such Tax Indemnitee under
Section 5.3 or 5.4.

      Section 5.5. Indemnity. (a) Indemnity Obligation. The Borrower agrees to indemnify and hold harmless each Lender, the Security Trustee, the Administrative Agent, General Electric Capital Corporation under the Restructure Letter and their respective successors, assigns, directors, officers, employees and agents (hereinafter in this Section 5.5 referred to individually as an "Indemnitee," and collectively as "Indemnitees") on an after-tax basis against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees, disbursements and other charges) (for the purposes of this Section 5.5 the foregoing are collectively called "Losses") of whatsoever kind and nature imposed on, asserted against or incurred or suffered by any of the Indemnitees in any way relating to, or arising out of, or by reason of any investigation, litigation, or other proceedings (including any threatened investigation, litigation or other proceedings) relating to the Mortgage or the exercise or enforcement by the Security Trustee of any of the terms, rights, or remedies thereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable), the violation of the Laws of any country, state or other governmental authority with respect to or arising otherwise in connection with the Collateral, or any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) with respect to or arising otherwise in connection with the Collateral (but excluding any such Losses to the extent incurred by reason of (i) the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below), (ii) Taxes, reserve requirements or similar regulatory requirements imposed by banking authorities except as otherwise provided in Sections 5.1, 5.2, 5.3 and 5.4 hereof, (iii) breaches by such Indemnitee of any Transaction Document to which it is a party or (iv) to the extent attributable to the failure of any Transaction Agent to distribute funds received and distributable by it in accordance any such Transaction Documents). For purposes of subclause (i) above, an Indemnitee shall be considered a "related" Indemnitee with respect to another Indemnitee if such Indemnitee is an Affiliate or employer of such other Indemnitee or a director, officer, employee or agent of such other Indemnitee, or a successor or assignee of such other Indemnitee.

      (b)   Indemnification Procedures.

            (i) Notice. In case any action, suit or proceeding shall be brought against any Indemnitee for which such Indemnitee will seek indemnification under Section 5.5(a), such Indemnitee shall notify the Borrower of the commencement thereof and the Borrower may, subject to the provisions of this Section 5.5, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following subsections), assume and control the defense thereof and, subject to Section 5.5(b)(iii), settle or compromise the same. Notwithstanding the foregoing, the failure of any Indemnitee to notify the Borrower as provided in this Section 5.5(b)(i) shall not release the Borrower from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Loss to the Borrower (in which event the Borrower shall not be responsible for such additional Loss) or materially impairs the Borrower's ability to contest such claim.

            (ii) Control. The Borrower or its insurer(s) shall have the right, at its or their expense, to investigate and, if the Borrower or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under Section 5.5(a) or under any insurance policies pursuant to which coverage is sought, control the defense of any action, suit or proceeding relating to any Losses for which indemnification is sought pursuant to this Section 5.5, and each Indemnitee shall cooperate with the Borrower or its insurer(s) with respect thereto; provided, that the Borrower shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Losses during the continuance of any Event of Default and so long as no such cooperation shall entail a material risk of (A) criminal liability of such Indemnitee, (B) unindemnified civil liability of such Indemnitee or (C) the sale, loss, forfeiture or seizure of the Collateral. In connection with any such action, suit or proceeding being controlled by the Borrower, such Indemnitee shall have the right to participate therein, at its sole cost and expense.

            (iii) Settlement. In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Losses without the prior written consent of the Borrower, unless such Indemnitee waives its right to be indemnified with respect to such Losses under this Section 5.5.

            (iv) Cooperation. Each Indemnitee agrees to cooperate with the Borrower and its insurers in the exercise of their rights to investigate, defend or compromise Losses for which indemnification may be claimed hereunder.

            (v) Nonparties. If an Indemnitee is not a party to this Agreement, the Borrower may require such Indemnitee to agree in writing to the terms of this Section 5.5 prior to making any payment to such Indemnitee under this
Section 5.5.

            (vi) No Requirement. Nothing contained in this Section 5.5(b) shall be deemed to require an Indemnitee to assume responsibility for or control of any judicial proceeding with respect to any Losses.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

      Section 6.1. General Conditions. The obligation of the Original Lenders to make the Loan is subject to the conditions that on or prior to the Funding Date:

      (a) The Borrower shall have delivered to the Administrative Agent (with a copy for each Original Lender) the following:

            (i)   an executed counterpart of this Agreement;

            (ii)  an executed counterpart of the Payment and Indemnity
      Agreement;

            (iii) an executed counterpart of the Mortgage;

            (iv)  an executed counterpart of the Subordinated Mortgage;

            (v)   an executed counterpart of the Security Trustee Agreement;

            (vi) an opinion of Vedder, Price, Kaufman & Kammholz, P.C., special New York counsel to the Borrower, substantially in the form of Exhibit D to this Agreement;

            (vii) an opinion of the Borrower's Legal Department, substantially in the form of Exhibit E to this Agreement;

            (viii) an opinion of Ray, Quinney & Nebeker, special counsel to the Security Trustee, in a form satisfactory to the Administrative Agent;

            (ix) an opinion of Daugherty, Fowler, Peregrin & Haught, FAA counsel, substantially in the form of Exhibit H to this Agreement;

            (x) (1) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) the resolutions of the Borrower's board of directors or executive committee of such board approving the transactions contemplated by this Agreement, (ii) the name and signature of each officer who executes a Transaction Document or Additional Document on the Borrower's behalf (on which certificate the Transaction Agents and each Lender may conclusively rely until a revised certificate is received),
      (iii) the Borrower's certificate of incorporation and (iv) a copy of the Borrower's By-Laws and (2) a good standing certificate of the Borrower from the Secretary of State of the State of Delaware; and

            (xi)  an executed counterpart of the Restructure Letter.

      (b)   The Borrower shall have paid the upfront fee specified in Section
1.3.

      Section 6.2. Additional Conditions. The obligation of the Lenders to make the Loan is subject to the fulfillment, prior to or on the Funding Date, of the following additional conditions precedent:

            (a) The Security Trustee shall have received the following documents (with a copy for each Lender):

                  (i) (1) a Series A Note (duly executed by the Borrower and authenticated by the Security Trustee) in an original principal amount equal to the Original Series A Lender's Commitment and (2) provided that the Original Series B Lender's Commitment is greater than zero, a Series B Note (duly executed by Borrower and authenticated by the Security Trustee) in an original principal amount equal to the Original Series B Lender's Commitment shall each have been issued to the applicable Original Lender;

                  (ii) the Mortgage Supplement and Subordinated Mortgage Supplement;

                  (iii) the broker's report and insurance certificate required by Appendix B of the Mortgage and the Subordinated Mortgage with respect to the Engines;

                  (iv) with respect to each Engine, a copy of the original bill of sale or other evidence of ownership reasonably satisfactory to the Security Trustee (which may be a copy of an invoice or a purchase order);

                  (v) an Officer's Certificate of the Borrower, dated as of the Funding Date, stating that its representations and warranties set forth in Sections 3.1 and 3.2 of this Agreement are true and correct as of the Funding Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

                  (vii) the Financing Statements; and

                  (viii) the UCC Termination Statements.

            (b) On the Funding Date, after giving effect to the filing of the FAA Filed Documents and the Financing Statements with respect to the Engines, (i) the Security Trustee under the Mortgage shall have received a duly perfected first priority security interest in all of the Borrower's right, title and interest in the Engines, subject only to Permitted Liens that are not Liens of record and (ii) the "Security Trustee" under the Subordinated Mortgage shall have received a duly perfected second priority security interest in all of the Borrower's right, title and interest in the Engines, subject only to the Lien of the Mortgage and other Permitted Liens (as defined in the Subordinated Mortgage) that are not Liens of Record.

            (c) No change shall have occurred after the date of this Agreement in any applicable law that makes it a violation of law for (a) the Borrower, the Transaction Agents or any Lender to execute, deliver and perform the Transaction Documents or Additional Documents to which any of them is a party or (b) any Lender to make the Loans with respect to the Engines.

            (d) On the Funding Date, no event shall have occurred and be continuing, or would result from the mortgage of the Engines, which constitutes an Event of Default or a Potential Default.

            (e) No Event of Loss (as defined in the Mortgage) with respect to the Engines shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Engines shall have occurred.

            (f) The Borrower shall have good title to the Engines, free and clear of all Liens, except, after giving effect to the Releases, Permitted Liens which are not Liens of Record.

            (g)   The Security Trustee shall be entitled to the benefits of
      Section 1110 of the Bankruptcy Code with respect to the Specified Engines as provided in the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.

            (h) On the Funding Date (i) the FAA Filed Documents with respect to the Collateral shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act and (ii) each Financing Statement and each of the UCC Termination Statements with respect to the

      Collateral shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction.

            (i) No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Transaction Document, Additional Document or the transactions contemplated hereby or thereby.

            (j) The representations and warranties in Sections 3.1 and 3.2 shall be true and correct in all material respects on and as of such date (except to the extent such representations and warranties relate solely to an earlier date but then as of such earlier date).

            (k) The Borrower shall have paid (or shall have given instructions for the initiation of wire transfers to pay) all amounts referred to in the first sentence of Section 9.3 for which it shall have received reasonably detailed invoices at least two Business Days before the Funding Date.

            (l) No payment default (without giving effect to any grace period) by Borrower shall have occurred and be continuing under any of the AWA Operative Documents (as defined in the Payment and Indemnity Agreement) or any agreement to which the Borrower and any Lender or any Lender's Subsidiaries are parties (or any agreement to which the Borrower is a party relating to the same transaction as any such agreement).

            (m) No payment default by the Borrower currently exists with respect to any financing facility of $5,000,000 or more and the Security Trustee and the Lenders shall have received a certification from the Borrower to such effect.

            (n) All conditions to the funding of the loan contemplated by the Related Loan Agreement have been satisfied, and such loan is being funded contemporaneously with the Loan.

            (o) The ATSB letter of approval, in form reasonably acceptable to each Lender and the Borrower, shall have been provided by the Borrower.

            (p) (1) A certificate of the Secretary or an Assistant Secretary of the Security Trustee certifying (i) the name and signature of each officer who executes a Transaction Document or Additional Document on the Security Trustee's behalf, (ii) the Security Trustee's certificate of incorporation and (iii) the Security Trustee's bylaws; and (2) a good standing certificate of the Security Trustee from the Comptroller of the Currency.

            (q) Such other documents relating to the Loan contemplated hereby as the Security Trustee or any Lender may reasonably request.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

      Section 7.1. Events of Default. Each of the following events shall constitute an "Event of Default," whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

            (a) The Borrower shall fail to make any payment of principal of or interest on the Loan or LIBOR Breakage Costs within five Business Days after the same shall have become due hereunder; or

            (b) The Borrower shall fail to pay any other amount payable hereunder or under any other Transaction Document when due and such failure shall continue for a period of ten Business Days after receipt by the Borrower of written notice that such payment is overdue given to the Borrower by any Transaction Agent or any Lender (through the Security Trustee); or

            (c) Any representation or warranty made by the Borrower herein or pursuant to Section 6.2(a)(v) or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate or other document (other than financial statements and other documents, including exhibits, filed with the SEC) prepared by the Borrower and furnished pursuant to or in connection with this Agreement or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured for a period in excess of 30 days (or in the case of any representation or warranty made in Section 3.1(g) hereof with respect to a Potential Default, 60 days) after the date of written notice thereof from any Transaction Agent or any Lender (through the Security Trustee); or

            (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and such failure shall remain unremedied for a period of 30 days after written notice of such failure shall have been given to the Borrower by any Transaction Agent or any Lender (through the Security Trustee), unless such failure is capable of being corrected and the Borrower shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 60 days after receipt of such notice; or

            (e) The Borrower shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or the Borrower shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Borrower shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Borrower's board of directors shall adopt a resolution authorizing any of the foregoing; or

            (f) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Borrower, a receiver, trustee or liquidator of the Borrower or of substantially all of its property, or substantially all of the property of the Borrower shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or a petition against the Borrower in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Borrower, any court of competent jurisdiction assumes jurisdiction, custody or control of the Borrower or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days; or

            (g) The Borrower shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of any Engine in accordance with the provisions of Section 3.05 of the Mortgage; or

            (h)   The Borrower shall cease to be a Certificated Air Carrier; or

            (i) The Mortgage shall for any reason cease to be a valid first priority perfected security interest (subject to Permitted Liens) in favor of the Security Trustee in the Borrower's right, title and interest in and to the Engines under the laws of the United States of America (assuming the Engines are located within the United States of America) and, if any Engine is subject to a lease to a lessee domiciled in any other jurisdiction, such jurisdiction (assuming such Engine is located within such jurisdiction); or

            (j) an "Event of Default" under the Related Loan Agreement shall have occurred and is continuing.

then, if an Event of Default referred to in clause (e) or (f) of this Section
7.1 shall have occurred and be continuing, (x) the principal of the Loan then outstanding, together with interest accrued but unpaid thereon, LIBOR Breakage Costs, the Prepayment Fee (if applicable), and all other amounts owing to the Transaction Agents and any Lender hereunder or under any other Transaction Document, shall immediately and without further act become due and payable, and
(y) the Commitments shall automatically terminate, in each case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and, if any other Event of Default shall have occurred and be continuing, then the Administrative Agent shall, upon request of the Required Lenders, by notice to the Borrower, terminate the

Commitments and declare the unpaid principal of the Loans then outstanding, together with interest accrued but unpaid thereon, LIBOR Breakage Costs and all other amounts due to the Transaction Agents and any Lender hereunder or under any other Transaction Document, to be forthwith due and payable, whereupon the Commitments shall terminate and the Loans, all such interest and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to any other remedies available to the Transaction Agents and the Lenders under the Transaction Documents or at law or otherwise, if an Event of Default shall have occurred and so long as the same shall be continuing unremedied, then and in every such case the Security Trustee may exercise any or all of the rights and powers and pursue any and all of the remedies set forth in the Mortgage.

                                  ARTICLE VIII
                             THE TRANSACTION AGENTS

      Section 8.1. Appointment and Authorization. Each Lender hereby irrevocably designates and appoints General Electric Capital Corporation as the "Administrative Agent", and Wells Fargo Bank Northwest, National Association, as the "Security Trustee" (collectively, the "Transaction Agents") under the Transaction Documents and authorizes each Transaction Agent to take such actions and to exercise such powers as are delegated to it thereby and to exercise such other powers as are reasonably incidental thereto. No Transaction Agent shall have any duties other than those expressly set forth in a Transaction Document or any fiduciary relationship with any Lender, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against any Transaction Agent. The Transaction Agents do not assume, nor shall they be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Transaction Agent ever be required to take any action which exposes it to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

      Section 8.2. Delegation of Duties. Each of the Transaction Agents may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

      Section 8.3. Exculpatory Provisions. No Transaction Agent nor any of their respective directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted (i) with the consent or at the direction of the Required Lenders or (ii) in the absence of such Person's gross negligence or willful misconduct. No Transaction Agent shall be responsible to any Lender or other Person for (a) any recitals, representations, warranties or other statements made by the Borrower or any of its Affiliates, (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (c) any failure of the Borrower or any of its Affiliates to perform any obligation or (d) the satisfaction of any condition specified in
Article VI. No Transaction Agent shall have any obligation to any Lender to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Borrower or any of its Affiliates.

      Section 8.4. Reliance by Transaction Agents. As between the Transaction Agents and the Lenders, each of the Transaction Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Borrower or any of its Affiliates), independent accountants and other experts selected by such Transaction Agent. Each of the Transaction Agents shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Lenders, and assurance of its indemnification, as it deems appropriate. Subject to Section 9.1, no Transaction Agent shall effect any waiver or grant any consent or make any determination (except as provided in Section 1.7(a)) without the direction of the Required Lenders.

      Section 8.5. Notice of Events of Default. No Transaction Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default unless it has received notice from any Lender or the Borrower stating that a Potential Default has occurred hereunder and describing such Potential Default. Promptly upon receiving notice of the occurrence of any Potential Default, a Transaction Agent shall notify each Lender and the other Transaction Agent of such occurrence. The Transaction Agents shall take such action concerning a Potential Default as may be directed by the Required Lenders (or, if required for such action, all of the Lenders), but until a Transaction Agent receives such directions, each Transaction Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Transaction Agent deems advisable and in the best interests of the Lenders.

      Section 8.6. Non-Reliance on Transaction Agents and Other Lenders; Lender Representations. Except as set forth in Section 3.3 with respect to the Security Trustee, each Lender expressly acknowledges that no Transaction Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by a Transaction Agent hereafter taken, including any review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by such Transaction Agent. Each Lender represents and warrants to each of the Transaction Agents that, independently and without reliance upon the Transaction Agents or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, no Transaction Agent shall have any duty or responsibility to provide any Lender with any information concerning the Borrower or any of its Affiliates that comes into the possession of such Transaction Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      Section 8.7. Transaction Agents and Affiliates. Each of the Transaction Agents and its Affiliates may extend credit to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Affiliates and, in its role as a Lender, General Electric Capital Corporation may exercise or refrain from exercising its rights and powers as if it were not Administrative Agent.

      Section 8.8. Indemnification. Each Lender shall indemnify and hold harmless each of the Transaction Agents and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with its Percentage Share (or, after the Commitments have been terminated, its Ratable Share) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not such Transaction Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Transaction Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Transaction Agent or such Person as finally determined by a court of competent jurisdiction).

      Section 8.9. Successor Transaction Agents. Each Transaction Agent may, upon at least 30 days notice to the Borrower and each Lender, resign its position as a Transaction Agent. Such resignation shall not become effective until a successor Transaction Agent acceptable to the Borrower is appointed by the Required Lenders and has accepted such appointment. Upon such acceptance of its appointment as a Transaction Agent hereunder by a successor Transaction Agent, such successor Transaction Agent shall succeed to and become vested with all the rights and duties of the retiring Transaction Agent, and the retiring Transaction Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Transaction Agent's resignation hereunder, the provisions of Article V and this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Transaction Agent.

      Section 8.10. Qualifications of Successor Security Trustee. Any successor Security Trustee, however appointed, shall be a bank or trust company having a combined capital and surplus of at least $500,000,000 and be incorporated in the United States, so long as such an institution is willing, able and legally qualified to perform the duties of the Security Trustee hereunder upon reasonable or customary terms.

                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 9.1. Amendments. Neither this Agreement nor any other Transaction Document nor any terms hereof or thereof may be changed, waived, discharged or terminated (excluding any Mortgage Supplement contemplated by the Mortgage) unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (i) extend the final scheduled maturity of the Loan or any Note, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (ii) increase the Commitment of any Lender,
(iii) release any Collateral (except as expressly provided in the Mortgage),
(iv) amend, modify or waive any provision of this Section 9.1, (v) reduce the percentage specified in the definition of Required Lenders, (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (vii) impair any indemnity under a Transaction Document in favor of such Lender; provided, further, that no such change, waiver, discharge or termination shall without the consent of a Transaction Agent, amend, modify or waive any provision of Article VIII as same applies to such Transaction Agent or any other provision as same relates to the rights or obligations of such Transaction Agent.

      Section 9.2. Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by facsimile communication), given to the appropriate Person at its address or facsimile number set forth on the signature pages hereof, or at such other address or facsimile number as such Person may specify, and effective when received at the address specified by such Person. The number of days for any advance notice required hereunder may be waived (orally or in writing) by the Person receiving such notice and, in the case of notices to the Security Trustee, the consent of each Person to which the Security Trustee is required to forward such notice.

      Section 9.3. Costs and Expenses. The Borrower agrees to pay at or prior to Closing, after receipt of reasonably detailed invoices, all reasonable and actual costs and expenses of the initial Lender and each Transaction Agent in connection with the preparation, execution and delivery of the Transaction Documents and Additional Documents (whether or not any such Transaction Document or Additional Document is entered into), including, without limitation the reasonable fees and expenses of (a) Holland & Knight LLP, special counsel to the Lenders, (b) Weil, Gotshal & Manges, special bankruptcy counsel to the Lenders,
(c) Ray, Quinney & Nebeker, special counsel to the Security Trustee, and (d) Daugherty, Fowler, Peregrin & Haught, FAA counsel. The Borrower further agrees to pay on demand (i) the initial and annual fees, and the reasonable expenses of, the Security Trustee in connection with the transactions contemplated hereby and (ii) all reasonable and actual costs and expenses of each Transaction Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents after the occurrence of an Event of Default (including, without limitation, reasonable fees and expenses of one counsel for the Security Trustee and one counsel for all of the Lenders in connection with the enforcement of their rights under the Transaction Documents).

      Section 9.4. Certain Agreements . (a) Each Lender and each Transaction Agent agrees as to itself with the Borrower that, so long as no Event of Default shall have occurred and be continuing, such person shall not (and shall not permit any Affiliate or other person claiming by, through or under it to) take or cause to be taken any action contrary to the Borrower's right to quiet enjoyment of the Collateral, and to possess, use, retain and control the Engines and all revenues, income and profits derived therefrom without hindrance.

      (b) Each Lender agrees to comply with its obligations under the Mortgage.

      Section 9.5. Entire Agreement. The Transaction Documents and Additional Documents constitute the entire understanding of the parties thereto concerning the subject matter thereof. Any previous agreements, whether written or oral, concerning such matters are superseded thereby.

      Section 9.6. Cumulative Rights and Severability. All rights and remedies of the Lenders and the Transaction Agents hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

      Section 9.7. Waivers. No failure or delay of any party hereto in exercising any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy. Any waiver hereof shall be effective only in the specific instance and for the specific purpose for which such waiver was given. After any waiver, the Borrower, the Lenders and the Transaction Agents shall be restored to their former position and rights and any Potential Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to (or impair any right consequent upon) any subsequent or other Potential Default.

      Section 9.8. Successors and Assigns; Participations; Assignments.

            (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Borrower may not assign or transfer any of its rights or delegate any of its duties without the prior consent of the Transaction Agents and each of the Lenders.

            (b) Participations. Any Lender may sell to one or more Persons (each a "Participant") participating interests in the interests of such Lender hereunder. Such Lender shall remain solely responsible for performing its obligations hereunder, and the Borrower and the Transaction Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. Each Participant shall be entitled to the benefits of Article V; provided that such Participant shall not be entitled to any greater benefit under
      Article V than the Lender that sold the participating interest to the Participant would have been entitled to thereunder and no Participant shall be entitled to any benefit thereunder unless it shall perform such obligations as are imposed on the Lenders under Article V. A Lender shall not agree with a Participant to restrict such Lender's right to agree to any amendment, waiver or modification hereto, except amendments described in the proviso to Section 9.1.

            (c) Assignments. Notwithstanding the foregoing, any Lender may assign all or a portion of its Commitment and its outstanding Notes to a Qualified Affiliate of such Lender or assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate face amount of Notes and of such Commitment (and related Obligations) to one or more Eligible Assignees, each of which assignees referred to in Section 9.8(c) shall become a party to this Agreement as a Lender by execution of a supplement hereto in the form of Exhibit F (a "Transfer Supplement") hereto, provided that (i) such transfer or assignment will not be effective until recorded by the Security Trustee on the Register pursuant to Section 9.8(d) hereof, and (ii) the Original Series A Lender and the Original

      Series B Lender shall at all times retain, between them in the aggregate, at least 51% of the Aggregate Loan Amount. To the extent of any assignment pursuant to this Section 9.8(c) (other than an assignment to a Qualified Affiliate pursuant to the preceding sentence), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 9.8(c) to a Person which is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Security Trustee the Internal Revenue Service forms (and, if applicable, a Certificate re Non-Bank Status) required by Section 5.3 (c)(i).

            (d) Register. The Borrower hereby designates the Security Trustee to serve as the Borrower's agent, solely for purposes of this Section 9.8(d), to maintain a register (the "Register") on which it will record the registered holder of the Notes of each Series and the registration of transfers of Notes of each Series made pursuant to and in accordance with
      Section 9.8(c). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice, and the Security Trustee shall, reasonably promptly after (a) any person becomes a Lender after the date hereof and
      (b) any Lender alters or modifies its name or address, notify the Borrower of and deliver to the Borrower a written update of the names and addresses of all Lenders. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of the Loan Amount of any Lender. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, the Loan Amount made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Security Trustee with respect to ownership of such Commitment and Loan Amount and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loan Amount shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Commitment and the Loan Amount shall be recorded by the Security Trustee on the Register only upon the acceptance by the Security Trustee of a properly executed and delivered Transfer Supplement. Coincident with the delivery of such a Transfer Supplement to the Security Trustee for acceptance and registration of assignment or transfer of all or part of a Loan Amount, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Notes evidencing such Loan Amount, and thereupon one or more new Notes of the same series of Notes in the same aggregate principal amount shall be issued by the Borrower to the assigning or transferor Lender and/or the new Lender, as appropriate to reflect such assignment. Such new Notes shall be authenticated by the Security Trustee. By execution and delivery hereof, the Borrower request and directs the Security Trustee to authenticate and deliver the Notes to be issued hereunder and the Security Trustee agrees to do so.

      Section 9.9. Confidentiality. None of the Transaction Agents nor any Lender shall disclose any nonpublic information relating to the Borrower (provided to it by the Borrower) or any Transaction Document or Additional Document to any other Person without the consent of the Borrower, other than (a) to such Transaction Agent's or Lender's Affiliates and its officers, directors, employees, agents and advisors and, as contemplated by Section 9.8, to actual or prospective assignees and participants, and then, in all such cases, only with an undertaking by the party to whom such information is disclosed to keep such information confidential, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, and (d) to the extent reasonably necessary in connection with any dispute related to, or enforcement of, the Transaction Documents or Additional Documents.

      Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions described in the Transaction Documents and the Additional Documents (the "Transaction"), shall not apply to the U. S. federal tax structure or U. S. federal tax treatment of the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the U. S. federal tax structure and U. S. federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the U. S. federal tax structure of the Transaction or any U. S. federal tax matter or U. S. federal tax idea related to the Transaction.

      Section 9.10. Counterparts. This Agreement may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

      Section 9.11. Governing Law; Submission to Jurisdiction; Venue.

      (a) This Agreement and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Agreement or a Transfer Supplement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 9.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

      (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 9.12. Waiver of Trial by Jury. To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of, or in connection with, any Transaction Document or any matter arising thereunder.

      Section 9.13. Effective Date. Although this Agreement is dated as of September 3, 2004, it shall not be effective unless and until executed by the parties listed on the signature pages hereto.

                         [Remainder of this page blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                      GENERAL ELECTRIC CAPITAL CORPORATION
                                         as the Administrative Agent

                                         By: /s/ Norman Liu
                                            ____________________________________
                                         Name: Norman Liu
                                         Title: Vice President

                                         Address:
                                         General Electric Capital Corporation
                                         c/o GE Capital Aviation Services, Inc.
                                         201 High Ridge Road
                                         Stamford, Connecticut 06927

                                         Attention: Customer Services
                                         Facsimile: (203) 357-3201
                                         email: Nanotices@gecas.com

                                         WELLS FARGO BANK NORTHWEST,
                                         NATIONAL ASSOCIATION
                                           as the Security Trustee

                                         By: /s/ Michael D. Hoggan
                                             __________________________________

                                         Title: Vice President
                                                ______________________________

                                         Address:
                                         Wells Fargo Bank Northwest, National
                                         Association
                                         MAC: U1228-120
                                         299 South Main Street
                                         12th Floor
                                         Salt Lake City, Utah 84111

                                         Attention: Corporate Trust Services
                                         Telephone: (801) 246 5630
                                         Telecopy: (801) 246-5053
                                         Email: michael.hoggan@wellsfargo.com

                                         AMERICA WEST AIRLINES, INC.

                                         By: /s/ Thomas T. Weir
                                            ____________________________________
                                         Name: Thomas T. Weir
                                         Title: Vice President and Treasurer

                                         Address:

                                         America West Airlines, Inc.
                                         4000 E. Sky Harbor Blvd.
                                         Phoenix, Arizona  85034

                                         Attention: Vice President and Treasurer
                                         Telephone: (480) 693-5886
                                         Telecopy: (480) 693-3685
                                         email: tom.weir@americawest.com

                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION
                                           as Original Series A Lender

                                         By: /s/ Norman Liu
                                            ____________________________________
                                         Name: Norman Liu
                                         Title: Vice President

                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION
                                           as Original Series B Lender

                                         By: /s/ Norman Liu
                                            ____________________________________
                                         Name: Norman Liu
                                         Title: Vice President

                                         Notice Address and Lending Office:

                                         General Electric Capital Corporation
                                         c/o GE Capital Aviation Services, Inc.
                                         201 High Ridge Road
                                         Stamford, Connecticut 06927

                                         Attention: Customer Services
                                         Facsimile: (203) 357-3201
                                         email: Nanotices@gecas.com

                                   SCHEDULE 1
                  DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS

      1. Definitions. The following terms have the meanings set forth, or referred to, below:

            "Act" means part A of subtitle VII of title 49, United States Code.

            "Actual Knowledge" means, with respect to (i) any Lender, actual knowledge of any officer of such Lender having responsibility for the transactions contemplated by the Transaction Documents and (ii) any other Person, actual knowledge of a Vice President or more senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Transaction Documents.

            "Additional Documents" means the Payment and Indemnity Agreement, the Subordinated Mortgage and each Subordinated Mortgage Supplement.

            "Administrative Agent" is defined in the first paragraph of this Agreement.

            "Administrative Agent's Account" means the Administrative Agent's account number 50-234-585, reference AWA Engine Loan, at Deutsche Bank Trust Company Americas, New York branch, ABA No. 021-001-033, Swift Code BKTRUS 33, or such other account at a bank in the United States designated to the Borrower and the Lenders by the Administrative Agent.

            "Affected Lender" is defined in Section 1.7(c).

            "Affected Loan Amount" is defined in Section 1.7(c).

            "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise, and "controlling," "controlled by," and "under common control with" have correlative meanings.

            "Aggregate Commitment" means $35,000,000.

            "Aggregate Loan Amount" means the sum of the Loan Amounts of all Lenders.

            "Agreement" is defined in the first paragraph of this Agreement.

            "Applicable Margin" means (a) with respect to the Original Series A Note and the Original Series B Note 3.0% per annum, and (b) with respect to any Replacement Note, the percentage set forth in such Note.

            "ATSB" means the Air Transportation Stabilization Board, or any agency which may succeed to the rights, duties and obligations thereof under applicable law.

            "Bankruptcy Code" means Title 11 of the United States Code, as the same may be amended.

            "Bill of Sale" means a bill of sale, delivery invoice or such other evidence of title to an Engine issued by the applicable Engine Manufacturer to the Borrower.

            "Borrower" is defined in the first paragraph of this Agreement.

            "Borrower's Account" means initially the account set forth in
      Section 1.2(a) or any subsequent account designated in writing by the Borrower to the Security Trustee and Administrative Agent from time to time.

            "Business Day" means any day other than (i) a Saturday, Sunday or other day on which banks in New York City or Phoenix, Arizona are authorized or required by law to close, and (ii) with respect to all notices and determinations in connection with, and borrowings and payments of principal and interest on the Loan, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

            "Capital Adequacy Change" is defined in Section 5.2.

            "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit G annexed hereto.

            "Certificated Air Carrier" is defined in the Mortgage.

            "Closing" means the time at which the Loan has been advanced to the Borrower.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" is defined in the Mortgage.

            "Commitment" means (a) with respect to the Original Series A Lender, its Series A Commitment and (b) with respect to the Original Series B Lender, its Series B Commitment. The aggregate amount of the Commitments is set forth in the definition of Aggregate Commitment.

            "Commitment Termination Date" means September 30, 2004.

            "Default Rate" is defined in Section 2.4.

            "Designated Country" means the United States, the United Kingdom, the Netherlands, Germany, France, Austria, Luxembourg, Switzerland, Italy, Japan and Ireland.

            "Designated Date" means the day coinciding with the thirtieth (30th) monthly anniversary of the Funding Date.

            "Dollar" and "$" means lawful currency of the United States of America.

            "Eligible Assignee" means (i) prior to the termination of the Commitments in full, a Person approved by the Borrower which approval shall not be unreasonably withheld or delayed and which approval shall not be required if an Event of Default shall be continuing and (ii) after the termination of the Commitments in full, a bank or other financial institution nominated by a Lender.

            "Engine" means any engine described in Annex A to a Mortgage Supplement and any engine substituted for an Engine in accordance with the terms of the Mortgage, but excluding any Engine that has been released from the Lien of the Mortgage in accordance with the terms thereof.

            "Engine Manufacturer" means (i) with respect to Engine models CFM56-3-B1 and CFM56-3-B2, CFM International, Inc., or (ii) with respect to Engine models RB211-535E4, Rolls Royce or (iii) with respect to Engine Models V2500-A1, V2524-A5, and V2527-A5, International Aero Engines, Inc.

            "Engine Payment Date" has the meaning specified in Section 1.1(d).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the relations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

            "Event of Default" is defined in Section 7.1.

            "Exchange Event" has the meaning set forth in the Restructure
      Letter.

            "Excluded Tax" of a Person means (A) any Tax imposed on all or part of the income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction) of that Person, any franchise, doing business, net worth or capital-based Tax imposed on that Person, and any intangibles Tax or similar Tax imposed on the principal amount or value of the Loans, by any jurisdiction (including the United States) (i) in which that Person is organized, (ii) in which that Person's principal office or applicable Lending Office is located, or (iii) in which that Person is subject to such Tax as a result of that Person doing business unrelated to making a Loan under this Agreement, (B) any Tax imposed on a transferee (including a Participant) of a Lender or on payments to a transferee to the extent that, under applicable law in effect on the date of the transfer to such transferee, the amount of such Taxes exceeds the amount of such Taxes that would have been imposed on the transferor to such transferee or on payments to such transferor and indemnified against hereunder (with appropriate adjustment to reflect the amount of the Loan acquired by such transferee) or (C) any Tax to the extent that liability for such Tax is caused by, and would not have been incurred but for, (i) the gross negligence or willful misconduct of such Person or a "related" Indemnitee (as defined in Section 5.5(a)) or (ii) the inaccuracy of any representation of such Person in any Transaction Document or (iii) the breach by such Person of any of its obligations under Section 5.3(c)(i).

            "FAA" means the Federal Aviation Administration of the United States Department of Transportation, or any agency which may succeed to the rights, duties and obligations thereof under applicable law.

            "FAA Filed Documents" means the Release, the Mortgage, the Subordinated Mortgage and the Mortgage Supplement and Subordinated Mortgage Supplement.

            "Federal Aviation Act" means Title 49 of the United States Code which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958 and the regulations promulgated thereunder, or any subsequent legislation that amends, supplements or supersedes such provisions.

            "Fee Letter" means the Fee Letter dated as of September 3, 2004 between the Administrative Agent and the Borrower.

            "Financing Statements" means Uniform Commercial Code financing statements covering all the security interests in the Collateral created by or pursuant to the Mortgage and Subordinated Mortgage necessary or desirable to perfect said security interests.

            "Funding Date" means September 10, 2004 (or such later date on or prior to the Commitment Termination Date on which the Borrower requests the Lenders to fund the Loan in accordance with Section 1.2).

            "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any Person, means such principles applied on a basis consistent with prior periods except as may be disclosed in such Person's financial statements.

            "Governmental Authority" means any (a) governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

            "Interest Payment Date" means, subject to Section 1.8(b), the date numerically corresponding to the Funding Date in each of March, June, September and December, commencing the next such date occurring after the Funding Date and the final such date for any Note shall be the Maturity Date for such Note.

            "Interest Period" means a period used for calculating the interest rate applicable to the Loan, as determined pursuant to Section 2.2.

            "Interest Rate Determination Date" means, with respect to any Interest Period for a Loan, the second Business Day prior to the first day of such Interest Period.

            "Lenders" is defined in the first paragraph of this Agreement.

            "Lending Office" means the lending office of each Lender set forth on the signature page of this Agreement with respect to such Lender, or such other lending office as a Lender from time to time shall notify the Borrower as its lending office hereunder; provided that a Lender shall not, without the Borrower's request, change its Lending Office if it would increase the Borrower's obligations under Section 1.7, 5.1, 5.2 or 5.3.

            "LIBOR Breakage Costs" is defined in Section 1.7(d).

            "LIBOR Rate" means, with respect to any Interest Period, the rate appearing on Bloomberg Page BBAM 1 screen service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period, as the rate for dollar deposits with a maturity of three months. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" for such Interest Period shall be the average (rounded upwards to the nearest 1/100%), as determined by the Administrative Agent, of the per annum interest rates at which dollar deposits of amounts comparable to the outstanding principal amount of the Loan and for a maturity of three months are offered by the principal London offices of the Reference Banks, in each case offered to prime banks in the London interbank market, in each case at or about 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period.

            "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest affecting the title to or any interest in property.

            "Lien of Record" means, with respect to any Engine, any Lien that is recorded against such Engine in the records of the aircraft registry maintained by the FAA in Oklahoma City, Oklahoma in accordance with the Act (or any successor thereto under applicable law).

            "Loan" means the aggregate amount of funds advanced by the Lenders to the Borrower on the Funding Date pursuant to the terms of this Agreement.

            "Loan Amount" means, for each Lender, the aggregate outstanding principal amount of the Notes held by such Lender.

            "Material Adverse Change" means a material adverse change in the business or financial condition of the Borrower and its Subsidiaries taken as a whole or the material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of Borrower under the Transaction Documents.

            "Maturity Date" means (a) with respect to the Original Series A Note and the Original Series B Note, the sixth (6th) anniversary of the Funding Date, and (b) with respect to any Replacement Note, the date designated therein as the Maturity Date.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means the Engine Mortgage and Security Agreement in substantially the form of Exhibit A-1 to this Agreement entered into by the Borrower and the Security Trustee to secure the Loans.

            "Mortgage Supplement" is defined in the Mortgage.

            "Note" means a Series A or Series B promissory note of the Borrower issued in connection with a Loan made by a Lender and payable to the order of such Lender, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Lender resulting from such Loan.

            "Notice of Borrowing" means a notice substantially in the form of Exhibit C annexed hereto delivered by the Borrower to the Administrative Agent pursuant to Section 1.2(a) with respect to a proposed borrowing.

            "Obligations" is defined in the Mortgage.

            "Officer's Certificate" is defined in the Mortgage.

            "Original Lender" shall mean the Original Series A Lender and/or the Original Series B Lender.

            "Other Taxes" means any and all present or future Taxes arising from any payment made under any Transaction Document or from the execution, delivery, performance, filing, recording or enforcement of, or otherwise with respect to, any Transaction Document or the transactions contemplated by the Transaction Documents.

            "Participant" is defined in Section 9.8(b).

            "Payment and Indemnity Agreement" means the Payment and Indemnity Agreement [Engines] dated as of the date hereof among the Borrower, the Administrative Agent and the Security Trustee.

            "Payment Date" means, subject to Section 1.8(b), the date numerically corresponding to the Funding Date in each of March, June, September and December, commencing with such date in December, 2004. The final "Payment Date" for any Note shall be the Maturity Date for such Note.

            "Percentage Share" means, for each Lender, such Lender's Commitment divided by the Aggregate Commitment.

            "Permitted Disposition" is defined in the Mortgage.

            "Permitted Investments" is defined in the Mortgage.

            "Permitted Liens" is defined in the Mortgage.

            "Persons" or "persons" means individuals, firms, partnerships, joint ventures, trusts, trustees, Governmental Authorities, organizations, associations, corporations, limited liability companies, or any committees, departments, authorities and other bodies thereof, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

            "Potential Default" means any Event of Default or any event or condition that with the lapse of time or giving of notice, or both, would constitute an Event of Default.

            "Prepayment Date" has the meaning specified in Section 1.1(c)(i).

            "Prepayment Fee" means, with respect to any prepayment of the Loan (other than any prepayment pursuant to Section 1.1(d) or Section 1.6) on or before the forty second monthly anniversary of the Funding Date, an amount equal to one percent (1%) of the principal amount of the Loan so prepaid as of the date of such prepayment.

            "Qualified Affiliate" means, as to any Lender, an Affiliate of such Lender engaged in the business of making loans.

            "Ratable Share" means, for each Lender, such Lender's Loan Amount divided by the Aggregate Loan Amount.

            "Reference Banks" means (a) Deutsche Bank, (b) Citibank, N.A., (c) JPMorgan Chase Bank, and (d) such other bank or banks as may from time to time be agreed by the Borrower and the Required Lenders.

            "Register" is defined in Section 9.8(d).

            "Regulatory Change" is defined in Section 5.1.

            "Related Loan Agreement" means that certain Loan Agreement [Spare Parts] dated the date hereof among the Borrower, the Administrative Agent, the Security Trustee, the Original Series A Lender and the Original Series B Lender.

            "Release" means the Release in respect of each of the Engines from the Lien of the Spare Engine and Simulator Security Agreement, dated as of December 12, 1997 between the Borrower and Mizuho Corporate Bank, Ltd. as assignee from The Industrial Bank of Japan, Limited as Agent and assigned FAA Conveyance No. K15691, as amended and assigned.

            "Replacement Notes" means the Replacement Notes issued in accordance with the terms of Section 1.11.

            "Required Lenders" means Lenders having (i) Commitments in excess of 50% of the Commitment of all Lenders or (ii) if the Commitments have been terminated, Loan Amounts in excess of 50% of the Aggregate Loan Amount.

            "Restructure Letter" means the Restructure Letter [Engines], dated as of September __, 2004 between the Administrative Agent and the Borrower.

            "SEC" means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to the functions of such Securities and Exchange Commission.

            "Security Trustee" is defined in the first paragraph of this Agreement.

            "Security Trustee Agreement" the Security Trustee Agreement [Engines] dated as of the date hereof among the Beneficiaries (as defined therein) and the Security Trustee.

            "Series" means either the Series A Notes, collectively, or the Series B Notes, collectively.

            "Series A Commitment" means the amount set forth in Schedule 4 hereof.

            "Series B Commitment" means the amount set forth in Schedule 4 hereof.

            "Series A Note" means a promissory note substantially in the form of Exhibit B hereto designated on its face as a "Series A Note", duly completed and executed by Borrower.

            "Series B Note" means a promissory note substantially in the form of Exhibit B hereto designated on its face as a "Series B Note", duly completed and executed by Borrower.

            "Special Default" means any Event of Default pursuant to Section 7.1(a), and/or (b) or any event or condition that with the lapse of time or giving of notice, or both, would constitute an Event of Default under
      Section 7.1(a) and/or (b).

            "Specified Engines" means the eight Engines bearing manufacturer's serial numbers V10120, V10335, V10516, V10549, V10676, V10642, V10817 and
      V10783.

            "Subordinated Mortgage" means the Subordinated Engine Mortgage and Security Agreement in substantially the form of Exhibit A-2 to this Agreement entered into by the Borrower and the Security Trustee to secure the obligations of the Borrower under the Payment and Indemnity Agreement.

            "Subordinated Mortgage Supplement" is defined in the Subordinated Mortgage.

            "Subsidiary" means, as to any Person, any other Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by such first Person or by one or more other Subsidiaries.

            "Substitute Basis" is defined in Section 1.7(f).

            "Taxes" means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether international, foreign or domestic).

            "Threshold Amount" has the meaning set forth in Schedule 4 to this Agreement.

            "Transaction Agents" is defined in Section 8.1 hereof.

            "Transaction Documents" means this Agreement, the Notes, the Mortgage and each Mortgage Supplement, the Restructure Letter and the Fee Letter.

            "Transfer Supplement" is defined in Section 9.8(c).

            "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

            "UCC Termination Statements" means the Delaware UCC Termination Statement in respect of (i) the UCC Financing Statement 10758255 relating to the IAE International Aero Engines bearing manufacturer serial numbers V10676, V10783 and V10817 subject to the Lien of the Spare Engine and Simulator Security Agreement, dated as of December 12, 1997, between the Borrower and Mizuho Corporate Bank, Ltd. as assignee from The Industrial Bank of Japan, Limited as Agent; and (ii) the UCC Financing Statement 32330358 relating to the CFM International, Inc. Engines bearing manufacturer serial numbers 720601, 720772, 720867, 721179 and 721395, the
      IAE International Aero Engines bearing serial numbers V0089, V0340, V10120, V10335, V10516, V10549 and V10642 and the Rolls Royce Engine bearing manufacturer serial number 30503.

            "USA" means the United States of America (including all states and political subdivisions thereof).

      2. Other Interpretive Provisions. (a) The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (iii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (iv) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (v) the term "including" means "including without limitation"; (vi) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (vii) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (viii) references to any Person include that Person's successors and assigns; and (ix) headings are for convenience of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

      (b) Each exhibit and schedule to this Agreement is incorporated in, and shall be deemed a part of, this Agreement.

      (c) All terms defined in the Mortgage and used herein have such respective defined meanings unless otherwise defined herein.

                                   SCHEDULE 2
                               Engine Descriptions

                    SERIAL           DATE OF            STIPULATED          STIPULATED           TERMINATION
 ENGINE TYPE        NUMBER           MANUF.            LOSS VALUE-A        LOSS VALUE-B             VALUE
 -----------        ------           ------            ------------        ------------             -----
 CFM56-3B2          720601            Jan-87          $   1,370,000       $   1,250,000         $   2,400,000
 CFM56-3B2          721179            Apr-85          $   1,370,000       $   1,250,000         $   2,400,000
 CFM56-3B1          720772            May-88          $   1,120,000       $   1,010,000         $   1,950,000
 CFM56-3B1          720867            Jun-87          $   1,120,000       $   1,010,000         $   1,950,000
 CFM56-3B1          721395            Dec-85          $   1,120,000       $   1,010,000         $   1,950,000
RB211-535E4          30503            Oct-84          $   2,110,000       $   1,920,000         $   3,840,000
 V2500-A1            V0089            Jul-89          $   1,193,000       $   1,750,000         $   3,510,000
 V2500-A1            V0340            Nov-93          $   1,193,000       $   1,750,000         $   3,510,000
 V2500-A1            V0334            Aug-93          $   1,193,000       $   1,750,000         $   3,510,000
 V2527-A5           V10120            Jun-95          $   2,940,000       $   2,670,000         $   4,110,000
 V2527-A5           V10335            Feb-98          $   2,940,000       $   2,670,000         $   4,110,000
 V2527-A5           V10516            Dec-98          $   2,940,000       $   2,670,000         $   4,110,000
 V2527-A5           V10549            May-99          $   2,940,000       $   2,670,000         $   4,110,000
 V2527-A5           V10676            Dec-99          $   2,940,000       $   2,670,000         $   4,110,000
 V2527-A5           V10642            Sep-99          $   3,630,000       $   3,300,000         $   5,080,000
 V2527-A5           V10817            Aug-00          $   3,630,000       $   3,300,000         $   5,080,000
 V2524-A5           V10783            Dec-00          $   2,560,000       $   2,330,000         $   3,580,000

                                   SCHEDULE 3
                        Principal Payments for the Notes

                                     RATIO OF                     AGGREGATE                 AGGREGATE
                               PRINCIPAL PAYMENT TO           PRINCIPAL PAYMENTS        PRINCIPAL BALANCE
PAYMENT DATE                    ORIGINAL PRINCIPAL              (IN DOLLARS)              (IN DOLLARS)
------------                   --------------------           -----------------         -----------------
Closing                                                                                 $      35,000,000
December 10, 2004                        0                    $               0         $      35,000,000
March 10, 2005                           0                    $               0         $      35,000,000
June 10, 2005                            0                    $               0         $      35,000,000
September 10, 2005                       0                    $               0         $      35,000,000
December 10, 2005                        0                    $               0         $      35,000,000
March 10, 2006                  1,289,474 / 35,000,000        $       1,289,474         $      33,710,526
June 10, 2006                   1,289,474 / 35,000,000        $       1,289,474         $      32,421,052
September 10, 2006              1,289,474 / 35,000,000        $       1,289,474         $      31,131,578
December 10, 2006               1,289,474 / 35,000,000        $       1,289,474         $      29,842,104
March 10, 2007                  1,289,474 / 35,000,000        $       1,289,474         $      28,552,630
June 10, 2007                   1,289,474 / 35,000,000        $       1,289,474         $      27,263,156
September 10, 2007              1,289,474 / 35,000,000        $       1,289,474         $      25,973,682
December 10, 2007               1,289,474 / 35,000,000        $       1,289,474         $      24,684,208
March 10, 2008                  1,289,474 / 35,000,000        $       1,289,474         $      23,394,734
June 10, 2008                   1,289,474 / 35,000,000        $       1,289,474         $      22,105,260
September 10, 2008              1,289,474 / 35,000,000        $       1,289,474         $      20,815,786
December 10, 2008               1,289,474 / 35,000,000        $       1,289,474         $      19,526,312
March 10, 2009                  1,289,474 / 35,000,000        $       1,289,474         $      18,236,838
June 10, 2009                   1,289,474 / 35,000,000        $       1,289,474         $      16,947,364
September 10, 2009              1,289,474 / 35,000,000        $       1,289,474         $      15,657,890
December 10, 2009               1,289,474 / 35,000,000        $       1,289,474         $      14,368,416
March 10, 2010                  1,289,474 / 35,000,000        $       1,289,474         $      13,078,942
June 10, 2010                   1,289,474 / 35,000,000        $       1,289,474         $      11,789,468
September 10, 2010             11,789,468 / 35,000,000        $      11,789,468         $               0

Series A Note and Series B Note Maturity Date: Sixth anniversary of the Funding Date.

                                   SCHEDULE 4

                               Certain Information

      "Maximum Self Insurance Amount" means, with respect to any Engine, the standard market hull deductible in existence from time to time in the worldwide airline insurance marketplace applicable to aircraft of the same type as the aircraft on which such Engine is installed, but in no event greater than $2,000,000 any one occurrence.

      "Minimum Liability Amount" means $600,000,000.

      "Series A Commitment" means $35,000,000.

      "Series B Commitment" means $0.

      "Threshold Amount" means $2,000,000.

                                   EXHIBIT A-1

                            [Insert Form of Mortgage]

                                   EXHIBIT A-2

                     [Insert Form of Subordinated Mortgage]

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR SIMILAR LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION UNDER THE ACT AND SUCH SECURITIES OR SIMILAR LAWS IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

THIS NOTE IS SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN
SECTION 9.8 OF THE LOAN AGREEMENT REFERRED TO BELOW.

               SERIES [*] NOTE [ENGINES] DUE SEPTEMBER [__], 2010

No. [*] - New York, New York

_______, 200[]

$__________________

            FOR VALUE RECEIVED, the undersigned, AMERICA WEST AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the "Borrower") hereby unconditionally promises to pay to _____________, or the registered assignee thereof, the principal amount of ______________ DOLLARS ($_________), in lawful currency of the United States of America, in installments on the Payment Dates set forth in Annex A hereto, each such installment to be in the amount set forth in Annex A hereto opposite the Payment Date on which such installment is due, and to pay interest in arrears on each Interest Payment Date at the Debt Rate (as defined herein below) for the Interest Period ending on such Interest Payment Date on the amount of such principal amount remaining unpaid from time to time from the date hereof until such principal amount is paid in full; provided that in the event (i) that this Note shall have been prepaid in part pursuant to the Loan Agreement, from and after the relevant Prepayment Date or Engine Payment Date (as the case may be), the amounts of such installments shall be reduced, in inverse order of maturity, by the amount of such partial prepayment and (ii) of any repayment or prepayment of any principal amount hereof, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and provided further that the final principal payment hereon shall in any and all events equal the then outstanding principal balance hereof and such final payment shall discharge all amounts due under this Note. Interest shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day) in the period for which interest is payable. The Applicable Margin for this Note is []% per annum. As used herein, the term "Debt Rate" means the LIBOR Rate for the relevant Interest Period plus the Applicable Margin, unless the Substitute Basis shall have become applicable pursuant to Section 1.7 of the Loan Agreement, in which case the "Debt Rate" shall mean the sum of the Substitute Basis and the Applicable Margin.

            Notwithstanding the foregoing, this Note shall bear interest at the Default Rate on overdue principal and, to the extent permitted by applicable law, on any interest and any other amounts payable hereunder not paid when due and payable for any period during which the same shall be overdue, payable on demand by the holder hereof.

      This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement [Engines] dated as of September 3, 2004, among the Borrower, General Electric Capital Corporation, as Administrative Agent, Wells Fargo Bank Northwest, National Association, as Security Trustee, General Electric Capital Corporation, as Original Series A Lender, and General Electric Capital Corporation, as Original Series B Lender and the Lenders from time to time party thereto (as amended or modified from time to time, the "Loan Agreement"; the terms defined therein being used herein as therein defined). The Loan Agreement, among other things, (i) provides for the making of a Series A Loan and/or a Series B Loan by the Lenders to the Borrower on the Funding Date and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Note and the Loan Agreement are secured by collateral as provided in the Engine Mortgage and Security Agreement (as amended or supplemented from time to time) dated as of September 3, 2004, executed by the Borrower and Wells Fargo Bank Northwest, National Association, as Security Trustee (the "Mortgage").

      Each holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of any amount (other than principal of or interest on this Note) then due in respect of this Note, including, without limitation, LIBOR Breakage Costs, if any; second, to the payment of accrued interest on this Note (as well as any interest on overdue principal, or, to the extent permitted by law, on LIBOR Breakage Costs, if any, on interest and on other amounts due hereunder) due and payable to the date of such payment; and third, to the payment of principal then due hereunder (applied, in the case of a partial prepayment, in inverse order of maturity).

      There shall be maintained a Note Register for the purpose of registering transfers and exchanges of Notes at the Corporate Trust Office of the Security Trustee or at the office of any successor security trustee in the manner provided in Section 9.8(d) of the Loan Agreement. As provided in the Loan Agreement and subject to certain limitations therein set forth, the Notes may be assigned, and the Notes are exchangeable for a like aggregate original principal amount of Notes of different authorized denominations, as requested by the Lender surrendering the same.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Security Trustee by manual signature, this Note shall not be entitled to any benefit under the Loan Agreement or the Mortgage or be valid or obligatory for any purpose.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                        AMERICA WEST AIRLINES, INC.

                                        By: ____________________________________
                                          Name:
                                          Title:

                SECURITY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes referred to in the within-mentioned Loan Agreement and Mortgage.

                                        WELLS FARGO BANK NORTHWEST,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Security Trustee

                                        By: ____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT C

                           FORM OF NOTICE OF BORROWING

                               NOTICE OF BORROWING

                               _____________, _____

General Electric Capital Corporation
   as Administrative Agent
Attention:  [_______________]                                [__________, 2[__]]

Ladies and Gentlemen:

      We refer to the Loan Agreement [Engines] dated as of September 3, 2004, among America West Airlines, Inc., General Electric Capital Corporation, as Administrative Agent, Wells Fargo Bank Northwest, National Association, as Security Trustee, General Electric Capital Corporation, as Original Series A Lender and as Original Series B Lender and the Lenders from time to time party thereto (as amended or modified from time to time, the "Loan Agreement"; the terms defined therein being used herein as therein defined). We hereby give you notice requesting a Loan pursuant to Section 1.2(a) of the Loan Agreement, and in that connection we set forth below the required information relating to such Loan (the "Proposed Loan"):

      (1)   The Funding Date on which the Proposed Loan shall be made is
            _______________.

      (2) The aggregate principal amount of the Proposed Loan is $_______________.

                                        Very truly yours,

                                        AMERICA WEST AIRLINES, INC.

                                        By: ____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT D

             [Insert Form of Opinion of Special Counsel to Borrower]

                                    EXHIBIT E

             [Insert Form of Opinion of Borrower's Legal Department]

                                    EXHIBIT F

                           FORM OF TRANSFER SUPPLEMENT

                                                           Date __________, ____

      Reference is made to the Agreement described in Item 2 of Annex I hereto (as such Loan Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Unless defined in Annex I hereto, terms defined in the Loan Agreement are used herein as therein defined. ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Loan Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Loan Agreement relating to the Loans and Commitments listed in Item 4 of Annex I hereto. After giving effect to such sale and assignment, the amount of the outstanding Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

      2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or the other Transaction Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to the Transaction Documents or the performance or observance by any party to the Transaction Documents of any of their respective obligations under the Loan Agreement or the other Transaction Documents to which they are a party or any other instrument or document furnished pursuant thereto.

      3. The Assignee (i) confirms that it has received a copy of the Loan Agreement and the other Transaction Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (ii) agrees that it will, independently and without reliance upon the Transaction Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) confirms that it is an Eligible Assignee under Section 9.8(c) of the Loan Agreement; (iv) appoints and authorizes the Transaction Agents to take such action as an agent on its behalf and to exercise such powers under the Loan Agreement and the other Transaction Documents as are delegated to the Transaction Agents, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender;
(vii) makes the representations and warranties contained in Section 3.4 of the Loan Agreement[; and (viii) attaches the forms described in Sections 5.3(c) and 9.8(c) of the Loan Agreement.](1)

      4. Following the execution of this Transfer Supplement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Security Trustee. This Transfer Supplement shall be effective, unless a later date is otherwise specified in Item 5 of Annex I hereto (the "Settlement Date"), upon the date upon which each of the following conditions shall have been satisfied: (i) each of the Assignor and Assignee shall have executed a copy hereof and delivered the same to the other party,
(ii) the registration of the transfer on the Register as provided by Section 9.8(d) of the Loan Agreement and (iii) receipt by the Assignee of such other documentation or fees specified on Item 9 of Annex I hereto.

      5. Upon the delivery of a fully executed original hereof to the Security Trustee, as of the Settlement Date of this Transfer Supplement, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Transaction Documents and (ii) the Assignor shall, to the extent provided in this Transfer Supplement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Transaction Documents.

      6. It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I which are paid by the Borrower on and after the Settlement Date, such interest to be paid by the Security Trustee directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Security Trustee to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans pursuant to the Loan Agreement which are outstanding on the Settlement Date, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Settlement Date directly between themselves.

      7. The Borrower is an intended third party beneficiary of, and may enforce, this Transfer Supplement.

      8. THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

-----------------
(1.) Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Transfer Supplement, as of the date first above written, such execution also being made on Annex I hereto.

                                        [NAME OF ASSIGNOR],
                                        as Assignor

                                        By _____________________________________
                                          Title:

                                        [NAME OF ASSIGNEE],
                                        as Assignee

                                        By _____________________________________
                                        Title:

Acknowledged and Agreed:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION as Security Trustee

By ____________________________________
  Name:
  Title:

                          ANNEX FOR TRANSFER SUPPLEMENT

                                     ANNEX I

1.    Borrower: America West Airlines, Inc.

2.    Name and Date of Loan Agreement:

      Loan Agreement [Engines], dated as of September 3, 2004, among America West Airlines, Inc., as Borrower, General Electric Capital Corporation, as Administrative Agent, Wells Fargo Bank Northwest, National Association, as Security Trustee, General Electric Capital Corporation, as Original Series A and Series B Lender, and the Lenders from time to time party thereto.

3.    Date of Assignment Agreement:

4.    Amounts (as of date of Item 3 above):

                               Outstanding Principal         Aggregate
                                      of Loan                Commitment
                               ---------------------         ----------
a.    Aggregate Amount
      for all Lenders               $__________              $__________

b.    Assigned Share

c.    Amount of
      Assigned Share                $__________              $__________

5.    Settlement Date:

6.    Rate of Interest to the           As set forth in Section 2.1 of the Loan Agreement (unless
      Assignee:                         otherwise agreed to by the Assignor and the Assignee)*

----------------

* The Borrower and the Security Trustee shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 2.1 of the Loan Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

7.    Notice and Lending Office:

      ASSIGNOR:
        ________________________
        ________________________
        ________________________
        ________________________

        Attention:
        Telephone:
        Telecopier:

      ASSIGNEE:
        ________________________
        ________________________
        ________________________
        ________________________

        Attention:
        Telephone:
        Telecopier:

8.    Payment Instructions:

      ASSIGNOR:
        ________________________
        ________________________
        ________________________
        ________________________

        Attention:
        Reference:

      ASSIGNEE:

        ________________________
        ________________________
        ________________________
        ________________________

        Attention:
        Reference:

9.    Other Documents or Fees for Closing (if any):

Acknowledged and Agreed:

[NAME OF ASSIGNEE]                                  [NAME OF ASSIGNOR]

By ______________________________                   By _________________________

_________________________________                   ____________________________
(Print Name and Title)                              (Print Name and Title)

                                    EXHIBIT G

                     FORM OF CERTIFICATE RE NON-BANK STATUS

                         CERTIFICATE RE NON-BANK STATUS

      Reference is hereby made to the Loan Agreement [Engines], dated as of September 3, 2004, among America West Airlines, Inc., General Electric Capital Corporation, as Administrative Agent, Wells Fargo Bank Northwest, National Association, as Security Trustee, General Electric Capital Corporation, as Original Series A Lender, and General Electric Capital Corporation, as Original Series B Lender and the Lenders from time to time party thereto (as amended or modified from time to time, the "Loan Agreement"). Pursuant to the provisions of
Section 5.3(c) of the Loan Agreement, the undersigned hereby certifies that (i) it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) it is not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) related (within the meaning of Section 864(d)(4) of the Code) to the Borrower, and (iii) it is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower.

                                          [NAME OF LENDING INSTITUTION]

                                          By ___________________________________
                                            Title: _____________________________
                                            Date: ______________________________

                                    EXHIBIT H

                     [Insert Form of FAA Counsel's Opinion]